UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Xenith Bankshares, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which the transaction applies:

	(2)	Aggregate number of securities to which the transaction applies:

	(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Dear Shareholder:

You are cordially invited to attend the 2012 annual meeting of shareholders of Xenith Bankshares, Inc. to be held at The Commonwealth Club, 401 West Franklin Street, Richmond, Virginia, on Thursday, May 3, 2012, at 10:00 a.m., Eastern Time.

At the annual meeting, you will be asked to (1) elect 12 directors to the Board of Directors to serve until the 2013 annual meeting of shareholders and until their respective successors are elected and qualified, (2) approve the Xenith Bankshares, Inc. 2012 Stock Incentive Plan, (3) ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 and (4) transact any other business as may properly come before the annual meeting or any adjournments or postponements thereof. In addition, we will review significant accomplishments and events since our last annual meeting of shareholders.

Enclosed with this letter is a formal notice of the annual meeting, a proxy statement that more fully describes the items of business for the annual meeting and additional details regarding the annual meeting, including the methods that you can use to vote your shares, a proxy card and our 2011 Annual Report to Shareholders.

Your vote is important. I encourage you to use Internet or telephone voting, or complete, sign, date and return your proxy card prior to the annual meeting, so that your shares will be represented and voted at the annual meeting even if you cannot attend.

Sincerely,

T. Gaylon Layfield, III

President and Chief Executive Officer

April 3, 2012

XENITH BANKSHARES, INC.

One James Center

901 East Cary Street

Suite 1700

Richmond, Virginia 23219

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the 2012 annual meeting of shareholders of Xenith Bankshares, Inc. will be held at The Commonwealth Club, 401 West Franklin Street, Richmond, Virginia, on Thursday, May 3, 2012, at 10:00 a.m., Eastern Time, for the following purposes:

1.	To elect as directors the 12 nominees named in the accompanying proxy statement to the Board of Directors to serve until the 2013 annual meeting of shareholders and until their respective successors are elected and qualified.

2.	To approve the Xenith Bankshares, Inc. 2012 Stock Incentive Plan.

3.	To ratify the appointment of Grant Thornton LLP as our registered independent accounting firm for the fiscal year ending December 31, 2012.

4.	To transact any other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Shareholders of record at the close of business on March 14, 2012 are entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof.

By Order of the Board of Directors

Ronald E. Davis

Corporate Secretary

April 3, 2012

We encourage each shareholder to use Internet or telephone voting. You may also vote by completing, signing, dating and returning the enclosed proxy card. See “Questions and Answers about the Annual Meeting—How do I vote?” on pages 2 to 3 of the accompanying proxy statement for information about how to vote your shares. Shareholders attending the annual meeting may personally vote on all matters that are considered, in which event their previously given voting instructions will be revoked.

i

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

XENITH BANKSHARES, INC.

TO BE HELD MAY 3, 2012

APPROXIMATE DATE OF MAILING – APRIL 3, 2012

This proxy statement sets forth certain information with respect to the accompanying proxy to be used at the annual meeting of shareholders of Xenith Bankshares, Inc., or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors has designated The Commonwealth Club, 401 West Franklin Street, Richmond, Virginia as the location of the annual meeting. You may obtain directions to the annual meeting by contacting our offices at (804) 433-2200. The annual meeting will be called to order at 10:00 a.m., Eastern Time, on Thursday, May 3, 2012.

The Board of Directors of Xenith Bankshares, Inc., referred to herein as the Board of Directors or the Board, solicits this proxy and urges you to vote immediately. Unless the context otherwise indicates, references in the proxy statement to “Xenith Bankshares,” “we,” “us” or “our” are to Xenith Bankshares, Inc.

Our 2011 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, collectively referred to herein as our 2011 annual report, accompanies this proxy statement. Our 2011 annual report is not incorporated into this proxy statement and is not to be considered a part of this proxy statement or as soliciting materials.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Who is asking for my vote and why am I receiving this document?

A:	The Board of Directors asks that you vote on the matters listed in the Notice of Annual Meeting, which are more fully described in this proxy statement.

We are providing this proxy statement and related proxy card to our shareholders in connection with the solicitation by the Board of Directors of proxies to be voted at the annual meeting. A proxy card, if duly executed and not revoked, will be voted and, if it contains any specific instructions, will be voted in accordance with those instructions.

Q:	Who is entitled to vote?

A:	You may vote if you owned shares of our common stock on March 14, 2012, the date established by the Board of Directors under Virginia law for determining shareholders entitled to notice of and to vote at the annual meeting. On the record date, there were 10,446,928 shares of our common stock outstanding. Each share of our common stock is entitled to one vote.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy or proxy holder in a written document, that document also is called a proxy or a proxy card. T. Gaylon Layfield, III, Malcolm S. McDonald and Scott A. Reed have been designated as proxies or proxy holders for the annual meeting.

Q:	What is a voting instruction?

A:	A voting instruction is the instruction card you receive from your bank, broker or its nominee if you hold your shares of our common stock in street name. The instruction card instructs you how to direct your bank, broker or its nominee, as record holder, to vote your shares of our common stock.

Q:	What am I voting on at the annual meeting?

A:	You will be voting on the following matters at the annual meeting:

•

Election of the 12 nominees set forth in this proxy statement to the Board of Directors to serve until our 2013 annual meeting of shareholders and until their respective successors are elected and qualified.

•	Approval of the Xenith Bankshares, Inc. 2012 Stock Incentive Plan, referred to herein as the 2012 Incentive Plan.

•	Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

•	Any other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Q:	How many votes must be present to hold the annual meeting?

A:	In order for the annual meeting to be conducted, at least a majority of the outstanding shares of our common stock as of the record date must be present in person or represented by proxy at the annual meeting. This is referred to as a quorum. Abstentions, withheld votes and shares held of record by a bank, broker or its nominee that are voted on any matter, referred to herein as broker shares, are included in determining the number of votes present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

Q:	What vote is needed to elect directors?

A:	The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of our common stock voted in the election of directors.

Q:	What vote is needed to approve the 2012 Incentive Plan?

A:	The approval of the 2012 Incentive Plan requires the affirmative vote of the holders of a majority of the total votes cast on the proposal.

Q:	What vote is needed to ratify the appointment of Grant Thornton LLP?

A:	The ratification of the appointment of Grant Thornton LLP requires that the votes cast “FOR” the ratification exceed the number of votes cast “AGAINST” the ratification.

Q:	What are the voting recommendations of the Board of Directors?

A:	The Board of Directors recommends that shareholders vote “FOR” all of the nominees for director, “FOR” the approval of the 2012 Incentive Plan and “FOR” the ratification of the appointment of Grant Thornton LLP.

Q:	How do I vote?

A:	Registered shareholders (shareholders who hold shares of our common stock registered in their own name with our transfer agent, Registrar and Transfer Company, as opposed to through a bank, broker or other nominee) may vote:

(1)	over the Internet by accessing the web page http://www.rtcoproxy.com/xbks and following the on-screen instructions;

(2)	by telephone (touch-tone phones only) by calling toll-free 1-(866) 627-2475 and following the instructions;

(3)	by completing, signing, dating and returning the enclosed proxy card promptly in the enclosed postage-paid envelope; or

(4)	in person at the annual meeting.

Shareholders	are urged to vote over the Internet or by telephone.

Shareholders who hold shares of our common stock through banks, brokers or other nominees, referred to herein as street name shareholders, who wish to vote at the annual meeting should be provided voting instructions from the institution that holds their shares. If this has not occurred, please contact the institution that holds your shares. Street name shareholders may also be eligible to vote their shares over the Internet or by telephone by following the voting instructions provided by the bank, broker or other nominee that holds the shares, using either the Internet address or the toll-free telephone number provided on the voting instruction card (if the bank, broker, or other nominee provides these voting methods). Otherwise, please complete, sign and date the voting instruction card and return it promptly in the enclosed postage-paid envelope.

Q:	Can I attend the annual meeting?

A:	The annual meeting is open to all holders of our common stock as of the record date, March 14, 2012. You may vote by attending the annual meeting and voting in person. Even if you plan to attend the annual meeting, however, we encourage you to vote your shares by proxy. We will not permit cameras, recording devices and other electronic devices at the annual meeting.

Q:	Can I change or revoke my vote?

A.	Any shareholder giving a proxy may change or revoke it at any time before the polls are closed for voting at the annual meeting.

If you are a shareholder of record, you may change or revoke your proxy by (1) voting over the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted), (2) timely delivering a later dated proxy or a written notice of revocation to our Corporate Secretary at the address listed under “Shareholder Proposals” on page 32 of this proxy statement, or (3) attending the annual meeting and voting in person. Your attendance at the annual meeting will not itself revoke a proxy.

If you are a street name shareholder, you must follow the instructions found on the voting instruction card provided by the bank, broker or other nominee, or contact your bank, broker or other nominee in order to change or revoke your previously given voting instructions.

Q:	How will my shares be voted if I do not specify a choice with respect to each proposal?

A:	Shareholders should specify their choice for each matter as provided on the Internet, by telephone or on the enclosed proxy card. If you indicate when voting over the Internet or by telephone that you wish to vote as recommended by the Board of Directors, or if you sign, date and return the enclosed proxy card without giving specific voting instructions, then the proxy holders will vote your shares “FOR” the election of all nominees for director, “FOR” the approval of the 2012 Incentive Plan, “FOR” the ratification of the appointment of Grant Thornton LLP and according to the discretion of the proxy holders on any other business that may properly come before the annual meeting or at any adjournments or postponements thereof.

As to any other business that may properly come before the annual meeting, the persons named in the enclosed proxy card will vote the shares of our common stock represented by the proxy in the manner as the Board of Directors may recommend, or otherwise in the proxy holders’ discretion. The Board of Directors does not presently know of any other such business.

Q:	How will my shares be voted if I do not provide my proxy?

A:	It will depend on how your ownership of shares of our common stock is registered. If you own your shares as a registered holder, which means that your shares of our common stock are registered in your name with Registrar and Transfer Company, our transfer agent, your shares will only be voted if you submit your vote over the Internet or by telephone or if you return a signed proxy card (unless you attend and vote your shares at the annual meeting). Otherwise, your shares will not be represented at the annual meeting and will not count toward the quorum requirement, which is explained under “— How many votes must be present to hold the annual meeting?” above, unless you attend the annual meeting to vote them in person.

If you are a street name shareholder, your bank, broker or other nominee may or may not vote your shares if you have not provided voting instructions to the bank, broker or its nominee. Whether the bank, broker or other nominee may vote your shares depends on the proposals before the annual meeting. Under the rules of the New York Stock Exchange, which govern brokers, brokers may vote your shares in their discretion on “routine matters.” The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm is a routine matter for which brokerage firms may vote on behalf of their clients if no voting instructions are provided.

Under the rules of the New York Stock Exchange, when a proposal is not a routine matter and your bank, broker or other nominee has not received your voting instructions with respect to that proposal, your bank, broker or other nominee cannot vote your shares on that proposal. This is called a “broker non-vote.” The election of the director nominees to the Board of Directors and the approval of the 2012 Incentive Plan are not routine matters and, if your bank, broker or other nominee has not received your voting instructions with respect to these proposals, your bank, broker or other nominee cannot vote your shares on these proposals.

Q:	How are abstentions and broker non-votes counted?

A:	Abstentions and broker non-votes and, with respect to the election of directors only, withheld votes, will not be included in the number of votes cast or the vote totals for the election of directors, the approval of the 2012 Incentive Plan or the ratification of the appointment of Grant Thornton LLP and will not affect the outcome of the vote for these proposals.

Q:	What does it mean if I receive more than one proxy card or voting instruction card?

A:	If you receive more than one proxy card, it means you have multiple accounts with our transfer agent, Registrar and Transfer Company, or with one or more brokerage firms. To vote all your shares, you will need to sign and return all proxy cards or voting instruction cards. We encourage you to consolidate your accounts with the same name and address with Registrar and Transfer Company or your broker in a single account whenever possible. For additional information, please contact our transfer agent at the contact information listed under “— What if I have questions for Xenith Bankshares’ transfer agent?” below.

Q:	What if I have questions for Xenith Bankshares’ transfer agent?

A:	You can contact our transfer agent directly with questions concerning stock certificates (including how you may exchange share certificates that refer to SuffolkFirst Bank or First Bankshares, Inc., referred to herein as First Bankshares, for share certificates that refer to Xenith Bankshares, Inc.), transfer of ownership or other matters relevant to your Xenith Bankshares shareholder account at:

Registrar and Transfer Company

10 Commerce Drive, Cranford, New Jersey 07016

Phone number: (800) 368-5948

Facsimile number: (908) 497-2318

email: info@rtco.com

Q:	Who pays for the solicitation of proxies?

A:	We will pay for the cost of the solicitation of proxies. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation material to beneficial owners of shares of our common stock held of record by those persons, and we may reimburse them for reasonable transaction and clerical expenses. In addition to the use of the mails, proxies may be solicited personally or by telephone, facsimile or other means of communication by our officers and regular employees. These persons will receive no additional compensation for these services, but will be reimbursed for any expenses incurred by them in connection with these services.

Q:	Where can I find the corporate governance materials?

A:	Our Corporate Governance Guidelines, including our independence standards for members of the Board of Directors, Code of Business Conduct and Ethics and the charters of the Audit and Compliance Committee and Governance and Compensation Committee are available at www.xenithbank.com under “Corporate Governance” under “Investor Relations” under “About Us.”

Q:	How do I communicate with the Board of Directors?

A:	Shareholders and other interested parties who wish to communicate with the Board of Directors may do so by writing the Chairman of the Board of Directors, Xenith Bankshares, Inc., One James Center, 901 East Cary Street, Suite 1700, Richmond, Virginia 23219. The Board of Directors has adopted procedures for the handling of communications from shareholders and other interested parties to the Board of Directors, any Board committee or specified individual directors, including the non-management or independent directors, individually or as a group, and have directed the Corporate Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board of Directors are to be forwarded to the Chairman of the Board. The Chairman is responsible for determining whether further distribution is appropriate and, if so, whether to the full Board of Directors or one or more individual Board members. Communications that relate to matters that are within the responsibility of one of the Board committees are to be forwarded to the chairman of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, are to be sent to the appropriate member of management. Solicitations, junk mail and obviously frivolous or inappropriate communications are not forwarded, but are made available to any director who wishes to review them.

Q:	Will Xenith Bankshares’ directors be present at the annual meeting?

A:	We have not adopted a formal policy on Board members’ attendance at our annual meetings of shareholders, although all Board members are encouraged to attend. Ten of the 11 of the members of the Board of Directors who were directors at that time attended the annual meeting in 2011.

Q:	How may I obtain the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and other financial information for Xenith Bankshares?

A:	We have enclosed a copy of our 2011 annual report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 3, 2012

This proxy statement and the 2011 annual report are available at www.xenithbank.com under “SEC & Other Filings” under “Investor Relations” under “About Us.”

Shareholders may request additional copies of the 2011 annual report, without charge, from:

Xenith Bankshares, Inc.

Attention: Thomas W. Osgood

One James Center

901 East Cary Street

Suite 1700

Richmond, Virginia 23219

(804) 433-2200

We will deliver a list of exhibits to the 2011 Form 10-K, showing the cost of each, with the copy of the 2011 Form 10-K. We will provide any of the exhibits upon payment of the charge noted on the list. Exhibits to the 2011 Form 10-K are also available on the Securities and Exchange Commission’s, referred to herein as the SEC, website at www.sec.gov.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees for the Board of Directors

Under our bylaws, the Board of Directors will have a minimum of 8 directors and a maximum of 20 directors. The Board of Directors currently consists of 12 directors.

The 12 persons named below have been nominated to serve as directors until our 2013 annual meeting of shareholders and until their respective successors are elected and qualified. Each of the nominees currently serves as a director with a term of office expiring at the 2012 annual meeting and until the election and qualification of their respective successors. The Board of Directors believes that each of these nominees will be available and able to serve as a director, but if any of these persons should not be available or able to serve, the proxy holders may exercise discretionary authority to vote for a substitute proposed by the Board of Directors.

Set forth below is certain information about the nominees for election to the Board of Directors as of February 13, 2012, including the experiences, qualifications, attributes or skills that caused the Governance and Compensation Committee and the Board of Directors to determine that the individual should serve as a director.

Larry L. Felton

Mr. Felton, age 66, has served on our Board of Directors since December 2001. He also serves on the board of directors of Xenith Bank. Mr. Felton is retired. From 1970 until retirement in 2004, Mr. Felton was employed by Angus I. Hines, Inc., a petroleum distributor and convenience store chain in Virginia where Mr. Felton served as Chief Operating Officer, Vice-President-Finance and Administration, and Treasurer. Mr. Felton was one of the founding directors of SuffolkFirst Bank (now known as Xenith Bank) and its parent bank holding company, First Bankshares (now Xenith Bankshares, Inc.). He was a former director of James River Bank/Colonial (formerly Bank of Suffolk), and served on the audit committee of that bank’s holding company, James River Bankshares, Inc., which was purchased by First Virginia Bank in June 2001. Mr. Felton has been a director of Western Branch Metals, LC, a distributor of steel boat shafts since 1995.

Mr. Felton has experience operating and managing businesses similar to the types of businesses we are targeting for our banking business and corporate governance experience from his past board service.

Palmer P. Garson

Ms. Garson, age 55, has served on our Board of Directors since December 22, 2009, having previously served as a director of Xenith Corporation from June 2008 until December 22, 2009, which was the effective date of the merger of Xenith Corporation with and into First Bankshares (now Xenith Bankshares), referred to herein as the merger. She also serves on the board of directors of Xenith Bank. Ms. Garson has been Managing Director of Cary Street Partners, LLC, a wealth management and investment banking company, since October 2007. Prior to joining Cary Street Partners, Ms. Garson was a co-founder and Managing Partner of Jefferson Capital Partners, a private equity firm focused on providing growth financing to well managed, late stage, rapidly growing companies, primarily in the consumer, business services, education, health care and selected information technology industries, from 1989 to 2007. Prior to co-founding Jefferson Capital Group, Ltd. in 1989, Ms. Garson developed extensive corporate finance and investment banking experience while working for A.G. Edwards from 1987 to 1989, for Morgan Stanley & Co. from 1983 to 1986, and for Mellon Bank from 1979 to 1981. Ms. Garson’s primary focus as an investment banker was in the field of mergers and acquisitions. Ms. Garson currently serves on the boards of directors of several Jefferson Capital Partners portfolio companies.

Ms. Garson has extensive corporate finance experience with several industries and extensive board experience from her past board service.

Patrick D. Hanley

Mr. Hanley, age 67, has served on our Board of Directors since January 20, 2010. He also serves on the board of directors of Xenith Bank. Mr. Hanley has served as Chief Executive Officer of Gallium Technologies, LLC, a company that designs accounts receivable collection software, since August 2009. Prior to his work with Gallium Technologies, LLC, Mr. Hanley served as Senior Vice President-Finance and Accounting of UPS Ground Freight, Inc., formerly Overnite Corporation, a truckload and less-than-truckload carrier and wholly-owned subsidiary of United Parcel Service, Inc., from August 2005 to October 2007, also having previously served as Director, Senior Vice President and Chief Financial Officer of Overnite Corporation from October 2003 through July 2005. Mr. Hanley serves on the board of directors of NewMarket Corporation (NYSE: NEU), where he serves on the audit committee and as chairman of the nominating and corporate governance committee.

Mr. Hanley has extensive knowledge on the management of public companies and significant accounting, finance and SEC reporting experience.

Peter C. Jackson

Mr. Jackson, age 50, has served on our Board of Directors since December 2001. He also serves on the board of directors of Xenith Bank. Mr. Jackson has been President of Jackson Real Estate, a family owned and operated real estate business, and a director of Western Branch Metals, LC since 1999. From 1992 to 1999, Mr. Jackson was a Vice President at James River Bank/Colonial (formerly Bank of Suffolk), a subsidiary of James River Bankshares, Inc., which was purchased by First Virginia Bank in June 2001. Mr. Jackson was one of the founding directors of SuffolkFirst Bank (now known as Xenith Bank). Mr. Jackson serves on the board of directors of the Community Action Coalition of Virginia.

Mr. Jackson has significant experience in the management of banks and public bank holding companies, including through his past board service, and knowledge of the Hampton Roads real estate markets, especially the Suffolk real estate market.

Brian D. Jones

Mr. Jones, age 45, has served on our Board of Directors since December 22, 2009, having previously served as a director of Xenith Corporation from June 2008 until December 22, 2009. He also serves on the board of directors of Xenith Bank. Mr. Jones is a principal and founding partner of BankCap Partners Fund I, L.P., referred to herein as BankCap Partners Fund, a private equity firm that focuses on early stage banks across the United States. BankCap Partners Fund was involved in the formation of Atlantic Capital Bank, an Atlanta-based commercial bank that opened in 2007 with over $125 million in equity capital. Mr. Jones currently serves as a director of Atlantic Capital Bank.

Mr. Jones has over 19 years of financial institutions and investment banking experience. Prior to starting BankCap Partners Fund in 2005, he served as Executive Vice President and Managing Director of Carreker Corporation, a publicly-traded bank-focused financial technology company, in charge of Strategy and Mergers and Acquisitions from 2002 to 2003. From 1989 to 2002, Mr. Jones worked for Bear, Stearns & Co. Inc. in Los Angeles, New York and Dallas where, in his last position, he served as Senior Managing Director in its Investment Banking Group, as head of the Financial Institutions Group in its Dallas office and as a leader of its global commercial banking practice. He began his career at Touche Ross, a former accounting firm that merged with Deloitte in 1989 (now Deloitte & Touche LLP), where he served from 1988 to 1989.

Mr. Jones has significant experience in financial institutions, investment banking and strategic transactions.

T. Gaylon Layfield, III

Mr. Layfield, age 60, has served on our Board of Directors since December 22, 2009, having previously served as a director of Xenith Corporation from June 2008 until December 22, 2009. He also serves on the board of directors of Xenith Bank. Mr. Layfield has been President and Chief Executive Officer of both Xenith Bankshares and Xenith Bank since December 22, 2009, having previously served as President and Chief Executive Officer of Xenith Corporation from February 18, 2008 until December 22, 2009. He is the former President of Timber Resource Management, L.L.C., a privately held timber investment management organization, having previously served in various increasing roles of responsibility with Signet Banking Corporation, or Signet, a $12 billion bank holding company that was acquired by First Union Corporation (now Wells Fargo & Company) from 1975 until Signet’s acquisition in November 1997. From December 1996 to November 1997, Mr. Layfield was President and Chief Operating Officer of Signet and served on Signet’s board of directors, its management committee, its asset and liability committee and its credit policy committee. Mr. Layfield served as Senior Executive Vice President and on Signet’s management and senior credit committees from 1988 to 1996. From 1991 until 1996, Mr. Layfield was responsible for Signet’s Consumer Banking, which included the branch delivery system, Signet Financial Services, Signet Mortgage Company, Educational Funding, Telephone Banking Center, Trust/Affluent and Small Business banking, having previously been head of Signet’s commercial line of business from 1987 to 1991. Mr. Layfield served as Signet’s Executive Vice President from 1986 to 1988, Regional Executive Officer of Signet’s Hampton Roads Region from 1983 to 1986, officer-in-charge of Signet’s National/International division from 1982 to 1983 and officer-in-charge of Commercial Lending for Signet’s Capital Division from 1980 to 1982. He joined Signet in 1975 as an international credit analyst and for the next five years, he held various positions in the International Division, including officer-in-charge of Business Development.

Mr. Layfield has extensive executive bank management and public bank holding company experience, as well as significant knowledge about the mid-Atlantic region business and banking environment.

Michael A. Mancusi

Mr. Mancusi, age 68, has served on our Board of Directors since February 2, 2012. He also serves on the board of directors of Xenith Bank. Mr. Mancusi is currently a Managing Director in the Forensic and Litigation Consulting practice of FTI Consulting LLC, a global business advisory firm that provides consulting solutions to a wide range of industries, including banking and financial services companies. In 1986, Mr. Mancusi co-founded The Secura Group where he served as Managing Director and Chief Executive Officer from 1993 to 2007, when the firm was acquired by LECG, LLC, which later sold the firm to FTI Consulting LLC in March 2011. Mr. Mancusi consulted on a wide variety of issues, including risk management, the credit management process, regulatory compliance, and management and organizational issues. Prior to co-founding The Secura Group, Mr. Mancusi spent 18 years with the Office of the Comptroller of the Currency (OCC) as an examiner and senior policy maker. He was a member of the Comptroller’s policy group, the OCC’s Senior Management Committee.

Mr. Mancusi has significant experience advising businesses and, specifically, financial services businesses and extensive experience as a bank regulator.

Malcolm S. McDonald

Mr. McDonald, age 73, has served on our Board of Directors since December 22, 2009, having previously served as a director of Xenith Corporation from June 2008 until December 22, 2009. He also serves on the board of directors of Xenith Bank. Mr. McDonald currently serves as Chairman of the Board of Directors. He is retired, having previously served as Chairman and Chief Executive Officer of Signet from 1997 until Signet’s acquisition by First Union Corporation (now Wells Fargo & Company) in November 1997. After the consolidation of Signet and First Union Corporation in 1997, he remained with First Union Corporation for six months to help ensure a successful transition and retired as an officer from First Union Corporation in 1998. In 1999, he retired from the board of directors of First Union Corporation. He joined Signet in 1970 and rose through various positions to become President in 1990, an office which he held until 1996, and Chairman of Signet’s board of directors in 1997. He began his career at Irving Trust Company in New York, where he worked for 10 years.

Mr. McDonald currently serves on the board of NCH Healthcare Foundation. He was a member of the Bankers Roundtable and a member of its board of directors, and a member and past President of the Virginia Bankers Association. He also served as a member of the USA Board of MasterCard International.

Mr. McDonald has an extensive background in executive bank management, bank lending, bank asset and liability management and strong corporate governance skills through his public bank holding company experience.

Robert J. Merrick

Mr. Merrick, age 66, has served on our Board of Directors since December 22, 2009, having previously served as a director of Xenith Corporation from June 2008 until December 22, 2009. He also serves on the board of directors of Xenith Bank. Mr. Merrick is retired, having formerly served as the Chief Investment Officer of MCG Capital Corporation, a business development company (NASDAQ: MCGC), from 1998 until June 2009. Mr. Merrick was also on MCG’s board of directors where he served as chairman of the investment committee, a member of the enterprise risk committee and a member of the credit committee until his resignation on June 17, 2009.

Mr. Merrick started his banking career in 1967 with Chemical Bank, served in the United States Army from 1968 through 1971 and worked for American Security Bank from 1971 to 1976. Mr. Merrick joined Bank of Virginia, a predecessor to Signet, in 1976 and rose to the office of Executive Vice President and Chief Credit Officer for Signet from 1985 to 1997. In that role, he was responsible for all credit extensions within the bank and bank holding company. He was the chairman of Signet’s credit policy committee and a member of the asset and liability, management, safety and soundness, and administrative committees. Mr. Merrick was a director of CRIIMI MAE from 1998 to 2004 and a director of the Bank of Richmond from 2004 to 2007, chairman of its credit committee and a member of its asset and liability and executive committees.

Mr. Merrick has extensive banking, corporate finance, senior executive credit and risk management experience.

Scott A. Reed

Mr. Reed, age 41, has served on our Board of Directors since December 22, 2009, having previously served as a director of Xenith Corporation from June 2008 until December 22, 2009. He also serves on the board of directors of Xenith Bank. Mr. Reed is a principal and founding partner of BankCap Partners Fund. Before founding BankCap Partners Fund in 2005, Mr. Reed had a diverse career that included derivatives trading, consulting, investment banking, and corporate strategy and planning. Most recently, Mr. Reed served in a number of roles culminating as Senior Vice President at Carreker Corporation from 2002 to 2004. From 2000 to 2002, Mr. Reed worked in the Financial Institutions Group at Bear, Stearns & Co. Inc., where he focused on mergers and acquisitions and capital market transactions. Prior to joining Bear, Stearns & Co. Inc., Mr. Reed worked from 1998 to 2000 for Bain & Company, a management consulting company, where he focused on corporate strategy formation and implementation for numerous Fortune 100 companies. Mr. Reed started his career as an options trader for Swiss Bank Corporation, where he managed a diverse portfolio while working on the Pacific Stock Exchange in San Francisco. Mr. Reed currently serves on the advisory board of the Commerce School at the University of Virginia.

Mr. Reed has a strong corporate business background and significant experience in financial institutions, investment banking and strategic transactions.

Mark B. Sisisky

Mr. Sisisky, age 61, has served on our Board of Directors since December 22, 2009, having previously served as a director of Xenith Corporation from June 2008 until December 22, 2009. He also serves on the board of directors of Xenith Bank. Mr. Sisisky is a Managing Director of Caprin Asset Management, a registered investment advisor specializing in the management of fixed income portfolios. Prior to joining Caprin in August 2002, Mr. Sisisky served for 14 years as President and Chief Executive Officer of Lee Distributing Co., Inc., an Anheuser-Busch wholesaler, serving Southside Virginia. Mr. Sisisky sold Lee Distributing in April 2001. In addition to his duties with Caprin, Mr. Sisisky serves as Managing Partner and Chief Investment Officer of New Dominion of Virginia LC, an active investment partnership.

In August 2002, former Virginia Governor Mark Warner appointed Mr. Sisisky to the steering committee of the Economic Development Strategic Planning Task Force—One Virginia / One Future. Mr. Sisisky has also been appointed by four Virginia governors to the Virginia-Israel Partnership and Advisory Board. In January 2008, Mr. Sisisky was elected to serve on The Board of Governors for The Community Foundation Serving Richmond and Central Virginia.

Mr. Sisisky has extensive experience operating and managing businesses and investment portfolio and risk management, as well as substantial corporate governance experience from his past board service.

James E. Turner, Jr.

Mr. Turner, age 77, has served on our Board of Directors since December 2001. He also serves on the board of directors of Xenith Bank. Mr. Turner is retired, having previously served as President and Chief Operations Officer of General Dynamics, Falls Church, Virginia. Mr. Turner was one of the founding directors of SuffolkFirst Bank (now known as Xenith Bank) and its parent holding company, First Bankshares (now Xenith Bankshares).

Mr. Turner is a former member of the Virginia Tech Foundation Board. He also served on the Virginia Tech Board of Visitors for eight years, and was Rector for five years. Mr. Turner is chairman of the board of Western Branch Metals, LC, and is a former member of the board of trustees of The Mariner’s Museum. He also serves on the board of directors of Nansemond-Suffolk Academy, and is a member of the North Suffolk Rotary Club. In 1996, Mr. Turner was honored by being inducted into the National Academy of Engineering.

Mr. Turner has extensive executive management experience and substantial corporate governance experience from his past board service.

The Board of Directors recommends that shareholders vote “FOR” all of the nominees listed above.

Board of Directors

We are managed under the direction of the Board of Directors, which has adopted Corporate Governance Guidelines to set forth certain corporate governance policies. The Corporate Governance Guidelines are available as specified under “Questions and Answers for Annual Meeting—Where can I find the corporate governance materials?” above.

Independence of Directors

The Board of Directors has affirmatively determined that Ms. Garson and Messrs. Felton, Hanley, Jackson, Mancusi, McDonald, Merrick, Sisisky and Turner are “independent” directors within the NASDAQ Stock Market listing standards and the independence standards of our Corporate Governance Guidelines, which are attached as Exhibit A to our Corporate Governance Guidelines, which are available as specified under “Questions and Answers for Annual Meeting —Where can I find the corporate governance materials?” above. For a director to be considered independent, the Board of Directors must determine that the director does not have a relationship with Xenith Bankshares that would interfere with the exercise of judgment in carrying out the responsibilities of a director. The Board of Directors has established guidelines to assist it in determining director independence, which are included in our Corporate Governance Guidelines and conform to the independence requirements in the NASDAQ Stock Market listing standards.

As set forth in our Corporate Governance Guidelines, in order for a director to be considered “independent” by the Board of Directors, he or she must not (1) be employed by us or any of our subsidiaries in the past three years, (2) have accepted payments from us or any parent or subsidiary of us in excess of $120,000 during any period in the past 12 consecutive months, with certain exceptions, or have a family member who accepted the same, (3) be a family member of an individual who is employed by us or any of our subsidiaries as an executive officer in the past three years, (4) be, or have a family member who is, a partner in, a controlling shareholder of or an executive officer of any organization to which we made, or from which we received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, with certain exceptions, (5) be one of our directors who is, or have a family member who is, employed as an executive officer of another entity where at any time during the past three years any of our executive officers served on the compensation committee of the other entity, or (6) be, or have a family member who is, a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during any of the past three years. As used above, “family member” refers to a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in any these persons’ homes.

Board Leadership Structure

We have no policy with respect to the separation of the offices of the Chairman of the Board and the Chief Executive Officer; however, the Board of Directors has determined that having an independent director serve as Chairman of the Board is in the best interest of Xenith Bankshares and our shareholders at this time. In today’s challenging economic and regulatory environment, the chief executive officer is required to devote substantial time, effort and energy to his or her position and directors are required to devote substantial time, effort and energy to successfully navigate a variety of issues and guide the policies and practices of the companies they oversee. We believe that this structure allows our Chief Executive Officer, Mr. Layfield, to focus his time and energy running the day-to-day operations and allows our Chairman, Mr. McDonald, to lead the Board of Directors in its fundamental role of providing independent oversight of and advice to management. We believe that Messrs. Layfield and McDonald have an excellent working relationship and open lines of communication. We also believe that this structure ensures a greater role for the independent directors in the oversight of Xenith Bankshares and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board of Directors. The Board believes its administration of its risk oversight function has been enhanced by this leadership structure.

At any time the Chairman of the Board is not independent, our Corporate Governance Guidelines require that the Board also designate a lead independent director to preside over executive sessions of our independent directors and to facilitate information flow and communication between the directors and the Chairman.

Board of Directors Meetings

During calendar year 2011, the Board of Directors held 14 meetings. During 2011, each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during 2011 while he or she was a member of the Board of Directors and (2) the total number of meetings of all committees of the Board on which the director then served.

Meetings of Independent Directors

To ensure free and open communication among the independent directors of the Board of Directors, each fiscal year the independent directors hold one or more regularly scheduled executive sessions without non-independent directors or management present, at times and for any purpose the independent directors consider appropriate. The Chairman of the Board chairs all meetings of the independent directors and, in his absence, or if the Chairman of the Board is not independent, the independent directors will select another chair for the meeting. These meetings may be scheduled to coincide with the dates of regular Board meetings. The independent directors may invite our independent registered public accounting firm, legal counsel, other consultants or advisors, finance staff and other employees to attend portions of these meetings. To the extent determined appropriate by the Board of Directors, the independent directors may also meet in executive session with non-employee directors who are not independent under the NASDAQ listing standards, so long as the independent directors meet separately in executive session at least once per year.

Board’s Role in Risk Oversight

We face a number of risks, including interest rate risk, financial and credit risks associated with our loan portfolio and investments, and regulatory risks. Management is responsible for the day-to-day management of risks we face, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board of Directors believes that establishing the right “tone at the top” and maintaining full and open communication between management and the Board of Directors are essential for effective risk management and oversight. Our Chairman meets regularly with our Chief Executive Officer and other senior officers to discuss strategy and risks facing the company. Senior management attends the Board’s monthly meetings and is available to address any questions or concerns raised by the Board of Directors on risk management-related and any other matters. The Board of Directors regularly receives presentations from senior management on strategic matters involving our operations. The Board of Directors holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for the company.

While the Board of Directors is ultimately responsible for risk oversight at our company, various Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk, as provided in their respective charters. In particular, our Audit and Compliance Committee focuses on risks associated with accounting and financial exposures, internal controls and compliance with legal and regulatory requirements. The Governance and Compensation Committee oversees risks associated with our Corporate Governance Guidelines, compliance with listing standards for independent directors and our executive compensation policies and plans. The Asset and Liability Committee oversees investment risk, including our exposure to interest rate risk. The Credit Policy Committee oversees risks associated with Xenith Bank’s lending and credit policies.

Committees of the Board of Directors

Xenith Bankshares’ Board of Directors established various committees to assist it with its responsibilities. These committees are described below.

Audit and Compliance Committee

Messrs. Hanley (Chairman), Felton and Merrick and Ms. Garson currently serve on the Audit and Compliance Committee. The Audit and Compliance Committee operates under a written charter adopted by the Board of Directors, which is available on our Internet website. See “Questions and Answers for Annual Meeting—Where can I find the corporate governance materials?” above. During 2011, the Audit and Compliance Committee met on five occasions. The Board of Directors has determined that all of the members of the Audit Committee are “independent” within the meaning of the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934, as amended, and the rules thereunder, referred to herein as the Exchange Act, as incorporated into the listing standing standards of the NASDAQ Stock Exchange, and the independence standards of our Corporate Governance Guidelines. The Board of Directors has further determined that each of the members of the Audit and Compliance Committee is financially literate as required by the NASDAQ listing standards and the rules promulgated by the SEC. The Board of Directors has also determined that Messrs. Hanley and Merrick are “audit committee financial experts,” as that term is defined in the rules promulgated by SEC under the Sarbanes-Oxley Act of 2002. For a description of the responsibilities of the Audit and Compliance Committee, see the Audit and Compliance Committees charter, which is available as described above, and “The Audit and Compliance Committee Report” on page 30 of this proxy statement.

Executive Committee

Messrs. McDonald (Chairman), Jones, Layfield, Merrick and Turner currently serve on the Executive Committee, which operates under a written charter adopted by the Board of Directors. The Executive Committee did not meet in 2011. The Executive Committee meets as needed and, subject to Virginia law, generally has the same powers as the Board of Directors in the management of business affairs between meetings of the Board of Directors, but does not have the authority to exercise all of the Board’s powers. The committee makes recommendations to the Board of Directors regarding matters important to overall management and strategic operation.

Credit Policy Committee

Messrs. Merrick (Chairman), Jackson, Jones, Layfield, Mancusi and McDonald currently serve on the Credit Policy Committee, which operates under a written charter adopted by the Board of Directors. The Credit Policy Committee met on 19 occasions during 2011. The Credit Policy Committee is responsible for establishing or approving, in conjunction with management, all major policies and procedures pertaining to Xenith Bank’s loan policy.

Asset and Liability Committee

Messrs. McDonald (Chairman), Felton, Layfield, Mancusi, Reed and Sisisky currently serve on the Asset and Liability Committee, which operates under a written charter adopted by the Board of Directors. During 2011, the Asset and Liability Committee met on four occasions. The principal responsibilities of this committee include overseeing Xenith Bank’s actions relating to interest rate and liquidity risks; reviewing management strategies for investment securities activities, deposit programs and lending initiatives; evaluating Xenith Bank’s liquidity position and considering the impact of anticipated changes in that position; and approving trading strategies and reviewing positions in securities. The Asset and Liability Committee is also responsible for Xenith Bank’s overall investment strategy and asset/liability and investment policy.

Governance and Compensation Committee

Ms. Garson (Chairman) and Messrs. McDonald, Sisisky and Turner currently serve on the Governance and Compensation Committee. The Governance and Compensation Committee operates under a written charter adopted by the Board of Directors, which is available on our Internet website. See “Questions and Answers for Annual Meeting—Where can I find the corporate governance materials?” above. During 2011, the Governance and Compensation Committee met on five occasions. The Board of Directors has determined that all of the members of the Governance and Compensation Committee are (i) “independent” within the meaning of the listing standards of the NASDAQ Stock Exchange and the independence standards of our Corporate Governance Guidelines, (ii) “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act and (iii) “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Governance and Compensation Committee’s principal responsibilities are to identify individuals qualified to be directors consistent with criteria approved by the Board, and to recommend director nominees to the Board; recommend individual directors to the Board to serve on each standing committee; ensure that the Audit and Compliance Committee and the Governance and Compensation Committee are comprised of directors who meet the independence standards applicable to those committees; oversee management continuity planning; lead the Board of Directors in its annual review of the Board’s performance; and take a leadership role in shaping our corporate governance.

In addition, the Governance and Compensation Committee is responsible for recommending to the Board of Directors the compensation of our President and Chief Executive Officer, approving the compensation of our other executive officers upon the recommendation of our President and Chief Executive Officer, reviewing our compensation, incentive compensation and equity-based plans, and administering and making awards under such plans. The committee is also responsible for performance evaluations of officers and for creating officer compensation plans.

Consideration of Director Nominees

Director Qualifications

The Board of Directors believes that directors should have a range of talents, skills and expertise sufficient to provide prudent guidance with respect to our operations and interests. The Corporate Governance Guidelines provide that at all times a majority of directors must be “independent directors” as defined by the NASDAQ listing standards and the specific independence requirements established by the Board. Each director also is expected to:

•	exhibit high standards of integrity, commitment and independence of thought and judgment;

•	use his or her skills and experiences to provide independent oversight to our business;

•	participate in a constructive and collegial manner;

•	be willing to devote sufficient time to carrying out his or her duties and responsibilities effectively;

•	devote the time and effort necessary to learn our business; and

•	represent the long-term interests of all shareholders.

In addition, the Board of Directors has determined that the Board as a whole must have the right diversity of background, perspective and experience, including with respect to age, gender, race, place of residence and specialized experience, and mix of characteristics and skills for the optimal functioning of the Board in its oversight responsibilities. Specifically, the Board believes it should be comprised of persons with skills in areas such as:

•	strategic planning – knowledge of our business model, the formulation of corporate strategies, and knowledge of our key competitors and regional markets;

•	banking – significant experience in the banking industry in the Mid-Atlantic region and in our target markets particularly;

•	leadership and executive development – skills in training senior executives and the ability to assist the Chief Executive Officer in his development;

•	relationships – understanding how to interact with regulatory agencies, investors, financial analysts and the communities in which we operate; and

•	finance and audit – understanding of finance matters, financial statements and auditing procedures, and other technical expertise.

Identifying and Evaluating Nominees for Directors

The Governance and Compensation Committee Charter requires the Governance and Compensation Committee to assess the skill areas currently represented on the Board to determine the director nominees. In making this assessment, the Committee considers the skills that could improve the overall quality and ability of the Board to carry out its function. When evaluating the suitability of individuals for Board membership, the Governance and Compensation Committee takes into account many factors, including whether the individual has one or more of the skills listed above; whether the individual meets the requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of a bank in today’s business environment; the individual’s understanding of our business and markets; the individual’s professional expertise and educational background; and other factors that promote diversity of views and experience. In the event vacancies are anticipated, or arise, candidates may come to the attention of the Governance and Compensation Committee through current Board members, professional search firms, shareholders or other persons. The Governance and Compensation Committee or a subcommittee may interview potential candidates to further assess their ability to serve as a director, as well as the qualifications possessed by the candidates. The Governance and Compensation Committee then determines the best qualified candidates based on the established criteria and recommends those candidates to the Board for election. There are no differences in the manner in which the Governance and Compensation Committee evaluates director candidates based on whether the candidate is recommended by a shareholder.

Director Candidate Recommendations and Nominations by Shareholders

The Governance and Compensation Committee Charter provides that it will consider director candidate recommendations made by shareholders. Shareholders should submit any such recommendations to the Governance and Compensation Committee through the method described in “Questions and Answers for Annual Meeting—How do I communicate with the Board of Directors?” above. In addition, in accordance with our bylaws, any shareholder entitled to vote for the election of directors may nominate persons for election to the Board of Directors if such shareholder complies with the procedures set forth in the bylaws and summarized in “Shareholder Proposals” on page 32 of this proxy statement.

We did not use any third-party search firms to assist in identifying potential director candidates in 2011. The Governance and Compensation Committee did not receive any recommendations from any shareholders in connection with the 2012 annual meeting.

Compensation of Directors

Since the completion of the merger on December 22, 2009, we have not paid our directors annual retainers or meeting fees for serving on our Board of Directors or any committee of our Board of Directors. In recognition of this fact and their efforts and service to our company, on April 4, 2011 and December 22, 2011, respectively, our non-employee directors received a grant of options to purchase up to 3,000 and 5,000 shares of our common stock, respectively, at an exercise price of $4.50 and $3.52 per share, respectively. These options have a 10-year term and vest in three equal installments on each anniversary of the date of grant. The grant date fair value of the options granted to our non-employee directors is $6,840 and $8,500, respectively, for each director. These amounts were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation,” referred to herein as ASC Topic 718. For purposes of calculating these amounts, we have used the same assumptions used for financial reporting purposes under generally accepted accounting principals. For a description of the assumptions we used, see Note 14 to our financial statements, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which note is incorporated herein by reference.

The following table shows the aggregate number of option awards held by each of our non-employee directors as of December 31, 2011.

	Number of Option Awards
Name	Exercisable	Unexercisable
Larry L. Felton	9,020	8,000
Palmer P. Garson(1)	2,900	9,450
Patrick D. Hanley(2)	1,667	11,333
Peter C. Jackson	9,020	8,000
Brian D. Jones(1)	2,900	9,450
Malcolm S. McDonald(1)	2,900	9,450
Robert J. Merrick(1)	2,900	9,450
Scott A. Reed(1)	2,900	9,450
Mark B. Sisisky(1)	2,900	9,450
James E. Turner, Jr.	9,020	8,000

(1)	Prior to the merger of Xenith Corporation with and into First Bankshares (now Xenith Bankshares), which was effective on December 22, 2009, each of Ms. Garson and Messrs. Jones, McDonald, Merrick, Reed and Sisisky, who were non-employee directors of Xenith Corporation and who became directors of Xenith Bankshares in connection with the merger, received a grant of options to purchase up to 5,000 shares of Xenith Corporation common stock at an exercise price of $10.00 per share. In the merger, these options were automatically converted into options to purchase 4,350 shares of our common stock based on an exchange ratio of .8700 shares of Xenith Bankshares common stock for each share of Xenith Corporation common stock, referred to herein as the exchange ratio, at an exercise price of $11.49 per share. All of these options have a 10-year term and vest in three equal installments on each anniversary of the completion of the merger.
(2)	Mr. Hanley was elected to the Board of Directors on January 20, 2010. On February 1, 2010, in connection with his election to the Board of Directors, Mr. Hanley received a grant of options to purchase up to 5,000 shares of our common stock at an exercise price of $11.49 per share. These options have a 10-year term and vest in three equal installments on each anniversary of the date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit and Compliance Committee is responsible for reviewing and overseeing related person transactions. Our Audit and Compliance Committee operates under a written charter, the relevant provisions of which require the committee to review any proposed related person transactions for potential conflict of interest situations. The Audit and Compliance Committee reviews each related person transaction on a case by case basis and approves only those related person transactions that it determines in good faith to be in the best interest of Xenith Bankshares.

For purposes of this policy, a “related person transaction” means any transaction in which we are to be a participant and the amount involved exceeds $120,000 and in which any related person will have a direct or indirect material interest. For purposes of this policy, a “related person” means any person who is a director, a nominee for director or an executive officer of Xenith Bankshares or Xenith Bank (or an immediate family member of such director, nominee for director or executive officer) or a beneficial owner of more than 5% of the outstanding shares of our common stock (or an immediate family member of such owner).

Lending Relationships with Insiders

Xenith Bank has ordinary lending relationships with certain directors and executive officers of Xenith Bankshares and Xenith Bank and persons with whom they are associated. In the opinion of management, all loans and commitments for loans that have been made to these individuals were made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the same time for comparable transactions with persons not related to Xenith Bankshares or Xenith Bank. These loans and commitments were made in the ordinary course of business and do not involve more than a normal risk of collection or present other unfavorable features. Xenith Bank expects to have similar lending relationships in the future.

Both the directors and executive officers of Xenith Bankshares and Xenith Bank, and their related interests, have various types of lending relationships with Xenith Bank. As of December 31, 2011 and 2010, the total amount of loans outstanding to these individuals was $2.4 million and $1.9 million, respectively. New loans to executive officers and directors during the years ended December 31, 2011 and 2010 totaled $14 thousand and $880 thousand, respectively.

Deposits of directors and executive officers of Xenith Bankshares and Xenith Bank as of December 31, 2011 and 2010 amounted to $1.6 million and $1.8 million, respectively.

Relationship with BankCap Partners Fund

General

BankCap Partners Fund is a private equity fund that focuses on early stage banks across the United States. BankCap Partners Fund, through its wholly-owned subsidiary, BCP Fund I Virginia Holdings, LLC, referred to herein as BCP Fund LLC, purchased $35.0 million of shares of Xenith Corporation common stock, constituting 73.6% of the shares sold in Xenith Corporation’s private offering of shares of its common stock on June 26, 2009. Following the completion of the merger in which each share of Xenith Corporation common stock was converted into .8700 shares of Xenith Bankshares common stock, as of February 13, 2012, BankCap Partners Fund was the beneficial owner of 3,671,500 shares of our common stock (including warrants to purchase 391,500 shares of our common stock at an exercise price of $11.49 per share, all of which warrants are currently exercisable), or 33.9% of the outstanding shares of our common stock.

BankCap Partners Fund is the sole member of BCP Fund LLC. The general partner of BankCap Partners Fund is BankCap Partners GP, L.P., or BankCap Partners GP. The general partner of BankCap Partners GP is BankCap Equity Fund, LLC, or BankCap LLC. Brian D. Jones and Scott A. Reed, each of whom serves on the Board of Directors, are the managers of BankCap LLC.

Investor Rights Agreement

Voting Agreement. Under the terms of the amended and restated investor rights agreement, dated as of December 23, 2010, referred to herein as the investor rights agreement, BankCap Partners Fund and all of the former directors and executive officers of Xenith Corporation who became directors and executive officers of Xenith Bankshares and who purchased shares of Xenith Corporation in its June 2009 private offering have agreed to vote their shares of Xenith Bankshares common stock in favor of (1) one designee of BankCap Partners Fund for election to the Board of Directors for so long as BankCap Partners Fund is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, referred to herein as the Bank Holding Company Act, with respect to Xenith Bankshares, and (2) one additional designee of BankCap Partners Fund for election to the Board of Directors for so long as BankCap Partners Fund and its affiliates own 25% or more of the outstanding shares of our voting capital stock. They have also agreed to vote their shares of our common stock in favor of (1) removing the designee of BankCap Partners Fund on the Board of Directors at the request of BankCap Partners Fund and the election to the Board of Directors of a substitute designee of BankCap Partners Fund, and (2) ensuring that any vacancy on the Board of Directors caused by resignation, removal or death of a BankCap Partners Fund designated director is filled in accordance with the agreement above.

Registration Rights. In addition, under the investor rights agreement, each shareholder who purchased shares of Xenith Corporation common stock in its June 2009 private offering has certain registration rights with respect to such shares. At any time after June 26, 2011, holders of our common stock who purchased 20% or more of the shares of Xenith Corporation common stock sold by Xenith Corporation in its June 2009 private offering, which were converted into shares of our common stock in the merger, referred to herein as institutional investors, and their permitted transferees have the right to demand that we register for resale under the Securities Act of 1933, as amended, all or part of the shares of our common stock held by such institutional investor, subject to certain exceptions and conditions. If a demand for registration is made, we are obligated to notify all other holders of shares of our common stock who purchased shares of Xenith Corporation common stock in its June 2009 private offering of the demand for registration, and such holders will have the right, subject to certain exceptions and conditions, to join the proposed registration and resale. We are not obligated to effect more than three such registrations or more than one such registration in any consecutive nine-month period. As between the institutional investors, BankCap Partners Fund has the sole and exclusive right to demand two such registrations and each other institutional investor has the sole and exclusive right to demand one such registration. BankCap Partners Fund is our only institutional investor and the only shareholder to receive such right.

In addition, under the investor rights agreement, at any time after June 26, 2011, the holders of our common stock that are a party to the investor rights agreement have the right to participate, subject to certain exceptions and conditions, in any underwritten public offerings of our common stock that we undertake, referred to herein as piggy-back offering rights. These piggy-back offering rights may be limited if the managing underwriters advise us that in their opinion due to marketing factors the number of shares requested to be included in such registration exceeds the number which can reasonably be expected to be sold in the particular offering.

Other than the payment of all expenses incident to the registration of shares under the investor rights agreement and the reimbursement of travel expenses incurred by Messrs. Jones and Reed who serve on the Board of Directors, which we provide to all of our non-employee directors, we have no other reimbursement obligations to BankCap Partners Fund.

SECTION 16(A)

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that Xenith Bankshares’ directors, executive officers and persons who own more than 10% of our common stock file reports of beneficial ownership on Forms 3, 4 and 5 with the SEC. Based on a review of Forms 3, 4, and 5 filed during 2011, we believe that, during the year ended December 31, 2011, all directors and executive officers complied with the Section 16(a) reporting requirements, except that a Form 3 to report the initial beneficial ownership of our securities held by Mr. Edward H. Phillips, Jr., Forms 4 to report the acquisition of shares of common stock by Messrs. Wellington W. Cottrell, III, Jones and Reed, and Forms 4 to report the grant of options to purchase 5,000 shares of common stock by Messrs. Felton, Hanley, Jackson, Jones, McDonald, Merrick, Reed, Sisisky and Turner and Ms. Garson were filed late. Mr. Cottrell’s Form 4 disclosed one purchase of our common stock that was not timely reported, Mr. Jones’s Form 4 disclosed three purchases of our common stock that were not timely reported and Mr. Reed’s Form 4 disclosed one purchase of our common stock that was not timely reported.

STOCK OWNERSHIP

Below is information on the beneficial ownership of our common stock as of February 13, 2012 by each director, each named executive officer and each person or group of affiliated persons who beneficially owns more than 5% of our common stock. The table also shows the beneficial ownership of all of our directors and executive officers as a group as of February 13, 2012. Unless otherwise noted below, each person named in the table has sole voting and sole investment power with respect to each of the shares reported as owned by such person.

Amount and Nature of Beneficial Ownership(1)

Name	Shares of Xenith Bankshares Common Stock		Exercisable Options and Warrants		Total	Percent of Class(2)
Directors and Named Executive Officers:
Wellington W. Cottrell, III	32,600		25,520		58,120	*
Ronald E. Davis	14,582	(3)	23,200		37,782	*
Larry L. Felton	29,885	(4)	9,020		38,905	*
Palmer P. Garson	35,982		5,510		41,492	*
Patrick D. Hanley	12,000	(5)	1,667		13,667	*
Peter C. Jackson	76,351	(6)	9,020		85,371	*
Brian D. Jones	3,298,000	(7)	394,400	(8)	3,692,400	34.1%
T. Gaylon Layfield, III	119,000	(9)	116,000		235,000	2.2%
Michael A. Mancusi	—		—		—	*
Malcolm S. McDonald	53,500		7,250		60,750	*
Robert J. Merrick	35,400		4,640		40,040	*
Thomas W. Osgood	48,500		58,000		106,500	1.0%
Scott A. Reed	3,297,600	(10)	394,400	(11)	3,692,000	34.1%
Mark B. Sisisky	34,800	(12)	6,380	(13)	41,180	*
James E. Turner, Jr.	71,480	(14)	9,020		80,500	*
All of our directors and executive officers as a group (18 individuals)(15)	3,927,380		705,513		4,632,893	41.5%
Principal Shareholders:
BankCap Partners Fund(16)	3,280,000		391,500	(7)	3,671,500	33.9%
Sandler O’Neill Asset Management, LLC(17)	970,000		—		970,000	9.3%
Wellington Management Company, LLP(18)	974,161		—		974,161	9.3%
Voting Group:
Former Xenith Corporation Shareholder Voting Group(19)	3,710,864		667,000		4,377,864	39.4%

*	Represents less than 1% of total outstanding shares, including exercisable options and warrants.

(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act under which, in general, a person is deemed to be the beneficial owner of a security if (a) he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security or (b) he or she has the right to acquire beneficial ownership of the security within 60 days; provided, however, that beneficial ownership of securities that may be acquired within 60 days is not taken into account in calculating the beneficial ownership of any other shareholder. This includes shares that may be deemed beneficially owned by virtue of family relationships, joint ownership, voting power or investment power.
(2)	Based on 10,446,928 shares outstanding as of February 13, 2012.
(3)	Includes 14,037 shares held jointly with his spouse.
(4)	Includes 8,330 shares held jointly with his spouse.
(5)	Includes 2,000 shares held jointly with his spouse.
(6)	Includes 46,768 shares held by Jackson Investments, LLC and 29,230 shares held by Jackson Family Investments, L.L.C., with respect to which Mr. Jackson shares investment and voting power.
(7)	Includes 1,000 shares held jointly by Mr. Jones with his spouse and 3,280,000 shares held by BCP Fund LLC. Messrs. Jones and Reed share voting and investment power over the shares held by BCP Fund LLC. BankCap Partners Fund is the sole member of BCP Fund LLC. The general partner of BankCap Partners Fund is BankCap Partners GP. The general partner of BankCap Partners GP is BankCap LLC. Brian D. Jones and Scott A. Reed, each of whom serves on the Board of Directors, are the managers of BankCap LLC.
(8)	Includes options to purchase 2,900 shares held by Mr. Jones and warrants to purchase 391,500 shares held by BCP Fund LLC. See Note (7) above.
(9)	Includes 62,250 shares held in trust for the benefit of Mr. Layfield’s children, for which Mr. Layfield serves as the trustee.
(10)	Includes 3,280,000 shares held by BCP Fund LLC. See Note (7) above.
(11)	Includes options to purchase 2,900 shares held by Mr. Reed and warrants to purchase 391,500 shares held by BCP Fund LLC. See Note (7) above.
(12)	Includes 21,750 shares held by New Dominion of Virginia, LC, a Virginia limited liability company of which Mr. Sisisky is the manager. He has sole voting and investment power over the shares held by New Dominion of Virginia, LC.
(13)	Includes 2,175 warrants held by New Dominion of Virginia, LC. Mr. Sisisky has sole voting and investment power over the shares held by New Dominion of Virginia, LC.
(14)	Includes 34,043 shares held jointly with his spouse.
(15)	Messrs. Jones and Reed share voting and investment power over the shares held by BCP Fund LLC. This overlap in beneficial ownership has been eliminated in calculating the number of shares and percentage of the class held by our other directors, executive officers and other shareholders named in the table.
(16)	The business address of BCP Fund LLC is Suite 820, 2000 McKinney Avenue, Dallas, Texas 75201.
(17)	Based solely on the information contained in the Schedule 13G jointly filed with the SEC on February 14, 2012 by Sandler O’Neill Asset Management, LLC, or SOAM, SOAM Holdings, LLC, or Holdings, and Terry Maltese. SOAM, by reason of its position as investment advisor, may be deemed to beneficially own 970,000 shares, which are held of record by clients of SOAM. Holdings, by reason of its position as general partner of certain partnerships, may be deemed to beneficially own 532,800 shares. Mr. Maltese, by reason of his position as managing member of SOAM, may be deemed to beneficially own 970,000 shares. The business address of SOAM, Holdings and Mr. Maltese is 150 East 52nd Street, 30th Floor, New York, New York 10022.
(18)	Based solely on the information contained in the Schedule 13G filed with the SEC on February 14, 2012. The business address of Wellington Management Company, LLP is 280 Congress Street, Boston, Massachusetts 02210.
(19)

Under the terms of the investor rights agreement that each purchaser of shares of Xenith Corporation common stock in its June 2009 private offering was required to execute, BankCap Partners Fund and all of the former directors and executive officers of Xenith Corporation who became directors and executive officers of Xenith Bankshares and who purchased shares of Xenith Corporation in its private offering agreed to vote their shares of the our common stock in favor of (a) one designee of BankCap Partners Fund for election to the Board of

Directors for so long as BankCap Partners Fund is a registered bank holding company under the Bank Holding Company Act with respect to us and (b) one additional designee of BankCap Partners Fund for election to the Board of Directors for so long as BankCap Partners Fund and its affiliates own 25% or more of the outstanding voting capital stock of Xenith Bankshares. They have also agreed to vote their shares of our common stock in favor of (1) removing the designee of BankCap Partners Fund on the Board of Directors at the request of BankCap Partners Fund and the election to the Board of Directors of a substitute designee of BankCap Partners Fund, and (2) ensuring that any vacancy on the Board of Directors caused by resignation, removal or death of a BankCap Partners Fund designated director is filled in accordance with the agreement above. The members of the former Xenith Corporation shareholder voting group include BankCap Partners Fund, Messrs. Jones, Layfield, McDonald, Merrick, Reed, Sisisky, Cottrell, Davis, O’Flaherty and Osgood and Ms. Garson. The address for the former Xenith Corporation shareholder voting group is One James Center, 901 East Cary Street, Suite 1700, Richmond, Virginia 23219.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows the total compensation for the years ended December 31, 2011 and 2010 paid to or earned by all individuals serving as our Chief Executive Officer during the year ended December 31, 2011 and the three most highly compensated executive officers, other than our Chief Executive Officer, serving as executive officers as of December 31, 2011. These individuals are referred to herein as the named executive officers.

2011 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)		All Other Compensation ($)	Total ($)
T. Gaylon Layfield, III	2011	260,000	—	19,600	(1)	5,225	284,825
President and Chief Executive Officer	2010	260,000	—	—		—	260,000

Thomas W. Osgood	2011	234,000	30,000	11,400	(1)	5,291	280,691
Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer	2010	225,000	—	—		—	225,000

Ronald E. Davis	2011	234,000	20,000	11,400	(1)	5,291	270,691
Executive Vice President, Chief Operations and Technology Officer and Corporate Secretary	2010	225,000	—	—		—	225,000

Wellington W. Cottrell, III	2011	234,000	30,000	11,400	(1)	5,091	280,491
Executive Vice President and Chief Credit Officer	2010	225,000	—	—		—	225,000

(1)	This amount was computed in accordance with ASC Topic 718. For purposes of calculating this amount, we have used the same assumptions used for financial reporting purposes under generally accepted accounting principals. For a description of the assumptions we used, see Note 14 to our financial statements, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which note is incorporated herein by reference.

Compensation decisions with respect to our President and Chief Executive Officer are made by the Board of Directors based upon the recommendation of the Governance and Compensation Committee of the Board of Directors. Compensation decisions with respect to our other executive officers are made by the Governance and Compensation Committee upon the recommendation of our President and Chief Executive Officer. Under its charter, the Governance and Compensation Committee’s responsibilities include recommending to our Board of Directors the compensation of our President and Chief Executive Officer, approving the compensation of our other executive officers and reviewing our compensation, incentive compensation and equity-based plans, and administering and making awards under such plans. In connection with the merger, we assumed from Xenith Corporation individual employment agreements with certain executive officers, including Messrs. Layfield, Osgood, Davis and Cottrell, the material terms of which are described under “—    Employment Agreements” below. With

respect to these individuals, the compensation decisions are based on compliance with the elements within the individual contracts. Our Board of Directors, with respect to our President and Chief Executive Officer, and the Governance and Compensation Committee, with respect to our other executive officers, however, retain the discretion to award compensation to these individuals that is in addition to the compensation provided under the terms of the individual employment agreements.

In 2011, the Governance and Compensation Committee, based on the recommendation of our President and Chief Executive Officer, approved increases to the 2011 base salaries of each of Messrs. Osgood, Davis and Cottrell in the amount of $9,000. In making recommendations regarding executive officer base salary levels, our President and Chief Executive Officer and the Governance and Compensation Committee reviewed the overall performance of Xenith Bankshares and Xenith Bank and the performance of the individual executive officers during 2010.

For 2011, the Governance and Compensation Committee, based on the recommendation of our President and Chief Executive Officer, also approved cash bonus awards in the amounts of $30,000, $20,000 and $30,000 for Messrs. Osgood, Davis and Cottrell, respectively. The cash bonus recommendations were not made pursuant to a formal plan or formula, but were based on a general evaluation of overall performance of Xenith Bankshares and Xenith Bank and the performance of the individual executive officers during the year. In particular, in making its determination, the Board of Directors acknowledged the extraordinary effort, commitment and leadership of Messrs. Osgood, Davis and Cottrell in successfully completing several significant projects during 2011, including (1) our April 2011 public offering of shares of our common stock, which resulted in net proceeds of $17.7 million, (2) our July 2011 acquisition of select loans totaling approximately $58 million and assumption of select deposit accounts totaling approximately $77 million associated with the Richmond, Virginia branch office of Paragon Commercial Bank, (3) our July 2011 acquisition of substantially all of the assets (approximately $93 million, including approximately $70 million in loans) and assumption of liabilities (approximately $87 million), including all deposits (approximately $77 million), of Virginia Business Bank under an agreement with the Federal Deposit Insurance Corporation, and (4) our September 2011 sale of shares of our preferred stock to the U.S. Department of Treasury under the Small Business Lending Fund, which resulted in proceeds of $8.4 million. The executive officers are not guaranteed to receive a bonus each year.

Finally, in 2011, the Governance and Compensation Committee, based on the recommendation of our President and Chief Executive Officer with respect to the executive officers other than Mr. Layfield, recommended and the Board of Directors approved grants of options to each of Messrs. Layfield, Osgood, Davis and Cottrell to purchase up to 10,000, 5,000, 5,000 and 5,000 shares of our common stock, respectively.

2011 Outstanding Equity Awards as of Fiscal Year-End

The following table includes certain information with respect to the value of all unexercised options held by the named executive officers as of December 31, 2011.

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
T. Gaylon Layfield, III	—		10,000	(2)	—	4.01	8/1/2021
	46,400	(3)	23,200	(3)	—	11.49	12/22/2019
Thomas W. Osgood	—		5,000	(2)	—	4.50	4/3/2021
	23,200	(3)	11,600	(3)	—	11.49	12/22/2019
Ronald E. Davis	—		5,000	(2)	—	4.50	4/3/2021
	16,240	(3)	8,120	(3)	—	11.49	12/22/2019
Wellington W. Cottrell, III	—		5,000	(2)	—	4.50	4/3/2021
	11,600	(3)	5,800	(3)	—	11.49	12/22/2019

(1)	None of the named executive officers exercised any stock options during 2011.
(2)	In 2011, we granted to each of Messrs. Layfield, Osgood, Davis and Cottrell options to purchase up to 10,000, 5,000, 5,000 and 5,000 shares of our common stock, respectively. The options were granted to (1) Mr. Layfield on August 2, 2011 and (2) Messrs. Osgood, Davis and Cottrell on April 4, 2011. The options have a 10-year term and vest in three equal installments on each anniversary of the date of grant.
(3)	Prior to the merger, pursuant to their respective employment agreements, Messrs. Layfield, Osgood, Davis and Cottrell were granted options to purchase 80,000, 40,000, 28,000 and 20,000 shares of common stock of Xenith Corporation, respectively, at an exercise price of $10.00 per share. See “—Employment Agreements” below. In the merger, these options were automatically converted into options to purchase 69,600, 34,800, 24,360 and 17,400 shares of Xenith Bankshares common stock, respectively, based on the exchange ratio at an exercise price of $11.49 per share. These options have a 10-year term and vest in three equal installments on each anniversary of the completion of the merger.

Employment Agreements

On May 8, 2009, Xenith Corporation entered into employment agreements with Messrs. Layfield, Osgood, Davis and Cottrell. Xenith Bankshares assumed the rights and obligations of Xenith Corporation under these employment agreements by operation of law at the effective time of the merger and immediately transferred them to Xenith Bank under an assignment and assumption agreement.

Mr. Layfield’s Employment Agreement

The term of Mr. Layfield’s employment is for 24 months and began December 22, 2009. The term of Mr. Layfield’s employment will be extended for additional 12-month periods unless proper notice of termination of the employment agreement is given by either Xenith Bank or Mr. Layfield. In accordance with the terms of his employment agreement, Mr. Layfield’s employment was extended for an additional 12-month period beginning December 22, 2011.

Under his employment agreement, Mr. Layfield will receive an initial base salary of $260,000 per year. In addition, he may receive incentive compensation awarded from time to time by the Governance and Compensation Committee of the Board of Directors and subject to any approval required by the Board of Directors, applicable laws and governing regulatory agencies or authorities, based on Xenith Bank’s attainment of performance goals established by the Board of Directors in consultation with the Governance and Compensation Committee. Mr. Layfield was also awarded under his employment agreement options to purchase an aggregate of 80,000 shares of Xenith Corporation common stock, with the grant of the option to purchase the first 50,000 shares, at an exercise price of $10.00 per share, effective on May 8, 2009, and the grant of the remaining 30,000 shares, at an exercise price of $10.00 per share, was effective on June 26, 2009. In the merger, these options were converted into options to purchase an aggregate of 69,600 shares of Xenith Bankshares common stock based on the exchange ratio at an exercise price of $11.49 per share. These options have a 10-year term and vest in three equal installments on each anniversary of the completion of the merger.

Additionally, as soon as practical after Xenith Bank achieves annual profitability, Mr. Layfield will be granted options to purchase 80,000 shares of our common stock, provided that annual profitability is obtained prior to December 22, 2012 (the third anniversary of the completion of the merger). For the purposes of Mr. Layfield’s employment agreement, “annual profitability” shall have been attained in the month in which Xenith Bankshares shall have achieved pre-tax profitability in accordance with accounting principals generally accepted in the United States, or GAAP, after giving effect to the costs of all options granted during the trailing 12 months, as determined by our Board of Directors. These options will (1) be granted at a price determined by our Governance and Compensation Committee in accordance with our stock incentive plan in effect at the time of the grant, (2) vest in three equal installments on each anniversary of the date that the merger was completed and (3) following their grant, become 100% vested if Mr. Layfield’s employment is terminated other than for cause either before or after a change of control. If Mr. Layfield’s employment is terminated for any reason prior to the achievement of annual profitability, he will not be entitled to receive these options.

Mr. Layfield will also receive other customary benefits such as participation in incentive, savings and retirement plans and benefits in the event of disability. If Mr. Layfield’s employment is terminated with cause, he will have no right to compensation or other benefits, with the exception of vested benefits under any employee benefit plan, after the termination for cause. If Mr. Layfield’s employment is terminated other than for cause and no change of control event has occurred, he (or his beneficiaries or estate in the case of his subsequent death) will receive a severance payment equal to the sum of (1) any incentive compensation paid to him during the 12 months preceding the termination of his employment under his employment agreement plus (2) the greater of (a) one year of his then-current base salary and (b) his then-current base salary that would have been paid over the remaining balance of the initial 24-month term, referred to herein as total compensation. Total compensation will be paid in 12 equal monthly installments beginning 30 days following the termination, and incentive compensation will be paid in a lump sum on the first day of the seventh month following the termination. Mr. Layfield will receive two times his total compensation if his employment is terminated other than for cause following a change of control to be paid in the same manner described above. Additionally, all options granted to Mr. Layfield to purchase shares of Xenith Bankshares common stock will become 100% vested following his termination other than for cause either before or after a change of control. During the period when Mr. Layfield and his eligible dependents will be entitled to continued health plan coverage pursuant to applicable law, referred to herein as COBRA coverage, we will reimburse Mr. Layfield on a monthly basis for any amounts he pays for his and his eligible dependents’ COBRA coverage. If Mr. Layfield’s right to COBRA coverage ends before the second anniversary of the event of Mr. Layfield’s termination, we will make cash payments to him on a monthly basis, beginning the month following the end of such coverage and ending 24 months after the termination of his employment, equal to the COBRA coverage monthly premium for the type and level of coverage provided to Mr. Layfield and his eligible dependents immediately prior to the cessation of the COBRA coverage. As a precondition to payment of severance, COBRA coverage and other payments, in all cases, Mr. Layfield will execute a full release and waiver of all known or unknown claims and causes of action he might have, have had or may have against us. The employment agreement also provides that, during his employment and for a period of 12 months following the termination of his employment, Mr. Layfield will be restricted from soliciting our customers or employees or otherwise competing with us.

Other Employment Agreements

The employment agreements with Messrs. Osgood, Davis and Cottrell contain terms substantially similar to those in Mr. Layfield’s employment agreement except as described below. In accordance with the terms of their respective employment agreements, their employment agreements were extended for an additional 12-month period beginning December 22, 2011. Messrs. Osgood, Davis and Cottrell each received an initial base salary of $225,000. As discussed above, in 2011, the Governance and Compensation Committee, based on the recommendation of our President and Chief Executive Officer, approved increases to the 2011 base salaries of each of Messrs. Osgood, Davis and Cottrell in the amount of $9,000. In addition, they were granted options to purchase 40,000, 28,000 and 20,000 shares of common stock of Xenith Corporation, respectively, at an exercise price of $10.00 per share, effective May 8, 2009. In the merger, these options were converted into options to purchase 34,800, 24,360 and 17,400 shares of our common stock, respectively, based on the exchange ratio at an exercise price of $11.49 per share. These options have a 10-year term and vest in three equal installments on each anniversary of the completion of the merger.

Additionally, as soon as practical after Xenith Bank achieves annual profitability, Messrs. Osgood, Davis and Cottrell will be granted options to purchase 40,000, 20,000 and 20,000 shares of our common stock, respectively, provided that annual profitability is obtained prior to December 22, 2012 (the third anniversary of the completion of the merger). For the purposes of Messrs. Osgood, Davis and Cottrell’s employment agreements, “annual profitability” shall have been attained in the month in which Xenith Bankshares shall have achieved pre-tax profitability in accordance with GAAP after giving effect to the costs of all options granted during the trailing 12 months, as determined by our Board of Directors. These options will (1) be granted at a price determined by our Governance and Compensation Committee in accordance with our stock incentive plan in effect on the date of grant, (2) vest in three equal installments on each anniversary of the date that the merger was completed and (3) following their grant, become 100% vested if the executive’s employment is terminated other than for cause either before or after a change of control. If the executive’s employment is terminated for any reason prior to the achievement of annual profitability, he will not be entitled to receive these options.

PROPOSAL NO. 2

APPROVAL OF THE 2012 STOCK INCENTIVE PLAN

We currently have in effect the Amended and Restated 2009 Stock Incentive Plan, or the 2009 Incentive Plan, which authorizes the grant of options to purchase shares of our common stock. The 2009 Incentive Plan originally was adopted by Xenith Corporation and approved by the shareholders of Xenith Corporation. We assumed the 2009 Incentive Plan, and outstanding awards under the 2009 Incentive Plan, in the merger of Xenith Corporation with and into First Bankshares (now Xenith Bankshares).

On March 14, 2012, the Board of Directors, subject to the approval of our shareholders, further amended and restated the 2009 Incentive Plan, continuing the 2009 Incentive Plan as the 2012 Stock Incentive Plan, or the 2012 Incentive Plan. The amendments to the 2009 Incentive Plan that are reflected in the 2012 Incentive Plan (1) authorize the grant of stock awards, (2) provide both individual and aggregate limits on the number of shares that may be issued as stock awards, (3) reduce the individual limit on the number of shares for which options may be granted in a calendar year, (4) authorize the grant of incentive awards, (5) establish performance measures that may be used in prescribing the vesting requirements for stock awards and incentive awards and (6) provide that awards may be issued under the 2012 Incentive Plan until March 13, 2022.

The Board of Directors believes that the 2009 Incentive Plan has benefited, and the 2012 Incentive Plan will benefit, us by (1) assisting in recruiting and retaining the services of individuals with high ability and initiative, (2) providing greater incentives for employees and other individuals who provide valuable services to us and (3) aligning the interests of those persons with us and our shareholders.

The more significant features of the 2012 Incentive Plan are summarized below. The summary of the 2012 Incentive Plan is qualified in its entirety by reference to the amended and restated plan document, a copy of which is attached as an annex to the electronic copy of this proxy statement filed with the SEC and may be accessed from the SEC’s website at www.sec.gov.

Administration of the 2012 Incentive Plan

The 2012 Incentive Plan will be administered by the Board of Directors or, upon delegation by the Board of Directors, the 2012 Incentive Plan will be administered by the Governance and Compensation Committee. The Board of Directors, however, will administer the 2012 Incentive Plan in the case of any award that is made to a director who is not also an employee of Xenith Bankshares or an affiliate. References in this summary to the “administrator” include the Board of Directors and the Governance and Compensation Committee, as appropriate.

The administrator will approve all terms of awards under the 2012 Incentive Plan. The administrator also will approve who will receive grants under the 2012 Incentive Plan, determine the type of award that will be granted and approve the number of shares of our common stock subject to each grant.

Because awards under the 2012 Incentive Plan are made at the administrator’s discretion, we are unable to determine who will be selected to receive awards or the type, size or terms of the awards that may be granted. For the same reason, we are unable to determine the awards that would have been granted last year if the 2012 Incentive

Plan had been in effect. However, awards granted under the 2009 Incentive Plan are reported under “Proposal No. 1, Election of Directors — Compensation of Directors” and “Compensation of Executive Officers — 2011 Outstanding Equity Awards as of Fiscal Year-End.”

Eligibility

All of our employees and employees of our subsidiaries are eligible to receive grants under the 2012 Incentive Plan. In addition, individuals who are members of our Board of Directors or the board of directors of a subsidiary may receive grants under the 2012 Incentive Plan.

Share Authorization

Up to 1,043,391 shares of our common stock may be issued under the 2012 Incentive Plan, taking into account shares of our common stock issued pursuant options granted under the 2009 Incentive Plan. The amendment and restatement of the 2009 Incentive Plan does not increase the number of shares that may be issued to participants; the number of shares of our common stock that may be issued under the 2012 Incentive Plan is the same number as currently authorized for issuance under the 2009 Incentive Plan.

The 2012 Incentive Plan limits the number of shares of our common stock that may be issued as stock awards. The 2012 Incentive Plan provides that no more than 313,017 shares of common stock may be issued as stock awards.

The 2012 Incentive Plan provides that if an award (including an option granted under the 2009 Incentive Plan) is terminated, forfeited or otherwise terminated without the issuance of shares, then the number of shares covered by the award will again be available for future awards under the 2012 Incentive Plan. However, the 2012 Incentive Plan also provides that if the option exercise price is paid by surrendering shares or by reducing the number of shares issuable upon exercise of the option or if shares are surrendered or withheld to satisfy tax withholding obligations, then the number of shares surrendered or withheld will not again be available for future awards under the 2012 Incentive Plan.

The share authorization of the 2012 Incentive Plan, the aggregate limit on the number of shares that may be issued as stock awards, the terms of outstanding awards and the per individual grant limitations (described below under “— Section 162(m)”), will be adjusted as the Board determines is appropriate if we have a stock split, stock dividend, combination or reclassification of shares or similar change in our capitalization.

Options

The 2012 Incentive Plan provides for the issuance of incentive stock options and non-qualified stock options. The administrator will determine whether an option is an incentive stock option or a non-qualified stock option when it grants the option, and the option will be evidenced by an agreement describing the material terms of the option. A holder of a stock option may not transfer the option during his or her lifetime.

The administrator will establish the option price; however, the option price may not be less than 100% of fair market value of a share of our common stock on the date of grant, or less than 110% of the fair market value in the case of an incentive stock option granted to a participant who owns more than 10% of the outstanding shares of our common stock. As long as shares of our common stock are listed on a national securities exchange such as The NASDAQ Capital Market, fair market value will be the last reported sales prices of a share of our common stock on such exchange or, if no sale occurs on that date, the average of the reporting closing bid and asked prices on that date. The administrator may permit the option holder to pay the exercise price in cash or, upon conditions established by the administrator, by delivery of shares of our common stock. Except in the case of a stock dividend, stock split or other change in our capitalization, the option price of an outstanding option may not be reduced (by amendment or cancellation and new grant or otherwise) without shareholder approval. In addition, no payment will be made in connection with the cancellation of an option if, on the date of cancellation, the option price per share exceeds the fair market value of our common stock.

The term of an option will be specified in the option agreement. The term of an option may not exceed 10 years from the date of grant, but an incentive stock option granted to a participant who owns more than 10% of the outstanding shares of our common stock will not be exercisable more than five years after the date the option is granted.

Incentive stock options are also subject to the restriction that the aggregate fair market value, determined as of the date of the grant, of the shares of our common stock as to which any incentive stock option first becomes exercisable in any calendar year is limited to $100,000 per recipient. If incentive stock options covering shares of our common stock with a value in excess of $100,000 first become exercisable in any one calendar year, the excess will be treated as non-qualified stock options.

The terms of a particular option agreement may provide that the options will terminate, among other reasons, upon the participant’s termination of employment or service with us, upon a specified date or upon the participant’s death or disability. The 2012 Incentive Plan provides that if the participant dies or becomes disabled, the participant’s estate or personal representative may exercise the option within 12 months of the date of death or disability. The 2012 Incentive Plan provides that if the participant retires, the participant may exercise the option within three months of the date of retirement. The administrator may, within the terms of the 2012 Incentive Plan and the option agreement, cancel, accelerate, pay or continue an option that would otherwise terminate for the reasons discussed above. The 2012 Incentive Plan provides that the Bank’s primary federal regulator may require holders of stock options to exercise or forfeit such options if the Bank’s capital falls below minimum requirements.

A participant will not have any rights of a shareholder with respect to the shares of our common stock subject to an option until the option is exercised and shares of our common stock are issued pursuant to the exercise of the option.

Stock Awards

The 2012 Incentive Plan also provides for the grant of stock awards. A stock award is an award of shares of our common stock that may be subject to restrictions on transferability and other restrictions as the administrator determines in its sole discretion on the date of grant. A stock award may be subject to vesting or other requirements or restrictions that are stated with reference to one or more “performance goals” as described below under “— Section 162(m).” The restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as the administrator may determine. A participant who receives a stock award will have all of the rights of a shareholder as to those shares, including, without limitation, the right to vote and the right to receive dividends or distributions on the shares; provided, however, that the 2012 Incentive Plan provides that dividends payable on a stock award that does not vest solely on account of continued employment or service will be payable when, and only to the extent that, the underlying stock award vests. During the period, if any, when stock awards are non-transferable or forfeitable, (1) a participant is prohibited from selling, transferring, pledging, exchanging, hypothecating or otherwise disposing of his or her stock award shares, (2) we will retain custody of the certificates and (3) a participant must deliver a stock power to us for each stock award.

Incentive Awards

The 2012 Incentive Plan also permits the grant of incentive awards. An incentive award is an opportunity to earn a payment upon the terms and conditions prescribed by the administrator. The terms and conditions may provide that the incentive award will be earned only to the extent that the participant, we or a subsidiary achieves objectives measured over a period of at least one year. The objectives may be stated with reference to one or more of the performance criteria described below under “— Section 162(m)” or such other criteria determined by the administrator. If an incentive award is earned, the amount payable will be paid in a lump sum payment of cash, shares of our common stock or a combination thereof.

Change in Control

If we experience a change in control, the administrator will have the discretion to determine the effect, if any, that the transaction has on outstanding awards. For example, the administrator may, at its discretion, provide that outstanding awards will be assumed by the surviving entity or will be replaced by a comparable substitute award of substantially equal value granted by the surviving entity. The administrator may also provide that (1) all outstanding options will be fully exercisable on the change in control, (2) restrictions and conditions on outstanding stock awards will lapse upon the change in control and (3) incentive awards will become earned in their entirety. The administrator may also provide that participants must surrender their outstanding options, stock awards and incentive awards in exchange for a cash payment or other consideration.

A “change in control” under the 2012 Incentive Plan occurs if:

•	a person, entity or affiliated group (with certain exceptions) becomes the beneficial owner of, or has obtained voting control over, at least 50% of the shares of our common stock;

•

we merge into another entity unless the holders of shares of our common stock immediately prior to the merger continue to own at least 50% of the shares of our common stock (if we are the surviving corporation) or at least 50% of the shares of our common stock (or other voting securities) of the surviving corporation;

•	we sell or dispose of all or substantially all of our assets; or

•

individuals who, on the effective date of the 2009 Incentive Plan, were members of the Board and any new directors whose nomination or election was approved by at least two-thirds of the Board (other than individuals who become directors in connection with certain transactions or election contests) cease for any reason to constitute a majority of our Board.

Section 162(m)

Section 162(m) of the Internal Revenue Code limits, to $1,000,000, the deduction that a public corporation may claim for compensation paid to each of its chief executive officer and its three other most highly paid executive officers (other than the chief financial officer). The deduction limitation does not apply to compensation that qualifies as “performance based compensation” under Section 162(m).

Awards granted under the 2012 Incentive Plan can qualify as performance based compensation under Section 162(m) only if, among other things, the 2012 Incentive Plan, as approved by shareholders (1) includes a limit on the benefits that an individual may receive in a stated period and (2) the 2012 Incentive Plan identifies the performance measures or criteria that may be used for awards, other than options, that are intended to qualify as performance based compensation.

As required by Section 162(m), the 2012 Incentive Plan includes limits on the benefits that any participant may receive in a stated period. The 2012 Incentive Plan provides that no participant may be granted, in any calendar year, (1) options covering more than 300,000 shares of our common stock (reduced from 1,000,000 shares under the 2009 Plan) or (2) stock awards for more than 100,000 shares of our common stock. The 2012 Incentive Plan also provides that no participant may receive incentive award payments in any calendar year that exceed the lesser of $600,000 or 200% of the participant’s base salary (as in effect on the date the incentive award is granted and before giving effect to any salary reduction or deferral election).

The 2012 Incentive Plan also identifies performance criteria that may be used to establish performance goals that will determine whether a stock award or incentive award becomes vested or is earned. The administrator may prescribe that an award that is intended to qualify as performance based compensation will become vested or be earned only upon the attainment of performance goals or objectives stated with respect to one or more of the following:

•	economic profit added;

•	contribution added (loans, deposits and portfolio performance or results);

•	return on equity;

•	total earnings;

•	earnings growth;

•	earnings per share;

•	return on capital;

•	return on assets;

•	asset quality (including classified assets and non-performing assets); and

•	fair market value of a share of our common stock.

A performance goal or objective stated with respect to one or more of these criteria may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index. In establishing a performance goal or objective, the administrator may exclude any or all special, unusual or extraordinary items as determined under GAAP, including the charges or costs associated with restructurings, discontinued operations, other unusual or non-recurring items and the cumulative effects of accounting changes. The administrator may also adjust performance goals or objectives to reflect the impact of unusual or non-recurring events affecting us and for changes in applicable tax laws and accounting principles.

Amendment; Termination

The 2012 Incentive Plan may be amended or terminated at any time by the Board; provided that an amendment will not be effective until it is approved by shareholders if such approval is required under applicable law or, except in the case of stock dividends, stock splits or other changes in capitalization, the amendment would decrease the exercise price of an outstanding option. The 2009 Incentive Plan originally provided that it would expire and no additional awards could be granted after May 7, 2019. The 2012 Incentive Plan provides that, unless terminated sooner by the Board or extended with shareholder approval, the 2012 Incentive Plan will terminate on March 13, 2022.

Federal Tax Consequences

Counsel advised us regarding the federal income tax consequences of the 2012 Incentive Plan. No income is recognized by a participant at the time an option is granted. If the option is an incentive stock option, no income will be recognized upon the participant’s exercise of the incentive stock option. Income is recognized by a participant when he or she disposes of shares acquired under an incentive stock option. The exercise of a non-qualified stock option generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option price.

Income is recognized on account of the grant of a stock award when the shares subject to the award first become transferable or are no longer subject to a substantial risk of forfeiture. At that time the participant recognizes ordinary income equal to the fair market value of the shares, less any amount paid by the participant for the shares.

No income is recognized upon the grant of an incentive award. Income will be recognized on the date that payment is made under the incentive award equal to the amount paid in settlement of the incentive award.

The employer (either us or our affiliate) generally will be entitled to claim a federal income tax deduction on account of the exercise of a non-qualified stock option, the vesting of a stock award and the settlement of incentive awards. The amount of the deduction generally is equal to the ordinary income recognized by the participant. The employer will not be entitled to a federal income tax deduction on account of the grant or exercise of an incentive stock option but may claim a federal income tax deduction on account of certain dispositions of shares acquired under an incentive stock option.

Vote Required

The 2012 Incentive Plan must be approved by the holders of a majority of the total votes cast on the 2012 Incentive Plan at the annual meeting. For approval of the 2012 Incentive Plan, abstentions and broker non-votes are not counted as votes cast. Thus, abstentions and broker non-votes will have no effect on the proposal to approve the 2012 Incentive Plan.

The Board recommends that you vote “FOR” the approval of the 2012 Incentive Plan.

The following table sets forth information as of December 31, 2011 with respect to certain compensation plans under which equity securities of the company are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders
2003 Stock Option Plan(1)	57,147	$7.76	74,853
Amended and Restated 2009 Stock Incentive Plan	427,160	8.34	616,231	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	484,307	$8.27	691,084

(1)	We do not currently intend to grant any additional awards under our 2003 Stock Option Plan.
(2)	In connection with the merger, Xenith Bankshares assumed the Xenith Corporation 2009 Stock Incentive Plan, which was subsequently amended and restated to become the Amended and Restated Xenith Bankshares, Inc. 2009 Stock Incentive Plan. An aggregate of 258,000 options to purchase shares of Xenith Corporation common stock outstanding at the effective time of the merger, which had been granted under the Xenith Corporation 2009 Stock Incentive Plan, were converted into an aggregate of 224,460 options to purchase shares of Xenith Bankshares common stock based on the exchange ratio at an exercise price of $11.49 per share. These 224,460 options, which are included in the 427,160 options set forth in column (a) above, have a 10-year term and will vest in three equal installments on each anniversary of the completion of the merger.

THE AUDIT AND COMPLIANCE COMMITTEE REPORT

The Audit and Compliance Committee oversees the quality and integrity of Xenith Bankshares’ financial reporting processes and its systems of internal accounting controls. Management is responsible for our financial statements, including our system of internal accounting controls, and the independent registered public accounting firm is responsible for performing an independent audit of those financial statements. The Audit and Compliance Committee operates under a written charter that has been adopted by the Board of Directors.

The Audit and Compliance Committee has met and held discussions with management and Grant Thornton LLP, our independent registered public accounting firm, regarding Xenith Bankshares’ audited 2011 financial statements. Management represented to the Audit and Compliance Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit and Compliance Committee has reviewed and discussed the consolidated financial statements with management and Grant Thornton LLP.

The Audit and Compliance Committee has discussed with Grant Thornton LLP the matters required to be discussed under Public Company Accounting Oversight Board (or PCAOB) Standards, including those required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the PCAOB in Rule 3200T. In addition, the Audit and Compliance Committee has received the written disclosures and the letter from Grant Thornton LLP relating to the independence of that firm as required by the applicable requirements of the PCAOB and has discussed with Grant Thornton LLP that firm’s independence from Xenith Bankshares.

In reliance upon the Audit and Compliance Committee’s discussions with management and Grant Thornton LLP, and the Audit and Compliance Committee’s review of the representations of management and the report of Grant Thornton LLP to the Audit and Compliance Committee, the Audit and Compliance Committee recommended that the Board of Directors include the audited consolidated financial statements in Xenith Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC.

AUDIT AND COMPLIANCE COMMITTEE

Patrick D. Hanley, Chairman

Larry L. Felton

Palmer P. Garson

Robert J. Merrick

Independent Registered Public Accounting Firm

On April 2, 2010, we dismissed Witt Mares, PLC as our independent accountant, upon the approval of the Audit and Compliance Committee. Witt Mares, PLC did not issue an audit report on our financial statements for the fiscal year ended December 31, 2010.

During the fiscal years ended December 31, 2009 and 2008 and the subsequent interim period from January 1, 2010 through April 2, 2010, (1) there were no disagreements between us and Witt Mares, PLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Witt Mares, PLC, would have caused Witt Mares, PLC to make reference thereto in its report on our financial statements for such periods, and (2) there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

On April 2, 2010, our Audit and Compliance Committee approved the engagement of Grant Thornton LLP to audit our financial statements as of and for the fiscal year ending December 31, 2010.

During the fiscal years ended December 31, 2009 and 2008 and the subsequent interim period from January 1, 2010 through April 2, 2010, we did not consult Grant Thornton LLP in regards to our financial statements, which were audited by Witt Mares, PLC as our independent accountant, with respect to (1) the application of accounting principles to a specified transaction, either completed or proposed, (2) the type of audit opinion that might be rendered on our financial statements or (3) to any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction thereto) or a reportable event (as described in Item  304(a)(1)(v) of Regulation S-K).

Fees Billed by Independent Registered Public Accounting Firm

The following table presents the fees billed for professional audit services rendered by Witt Mares, PLC for the audit of Xenith Bankshares’ consolidated financial statements for interim period from January 1, 2010 through April 2, 2010, and fees billed for other services rendered by Witt Mares, PLC during this period.

2010
Audit fees	—
Audit related fees(1)	$3,850
Tax fees (2)	16,000
All other fees(3)	9,065

$28,915

(1)	Includes preparation of consent letter related to our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.
(2)	Tax fees consist of preparation of federal and state tax returns and consultation concerning compliance issues.
(3)	Includes review of our Registration Statement on Form S-1, as amended, and preparation of consent letters.

The following table presents the fees billed for professional audit services rendered by Grant Thornton LLP for the audit of Xenith Bankshares’ consolidated financial statements for the years ended December 31, 2011 and 2010 and fees billed for other services rendered by Grant Thornton LLP during this period.

	2011	2010
Audit fees(1)	$157,000	$144,814
Audit related fees(2)	69,131	—
Tax fees	—	—
All other fees(3)	58,312	36,688

	$284,443	$181,502

(1)	Includes amounts billed through December 31, 2011, and additional amounts to be billed for the 2011 audit.
(2)	For 2011, includes the audits of Paragon Commercial Bank, in connection with Xenith Bank’s acquisition of its Richmond branch, and Virginia Business Bank, in connection with Xenith Bank’s acquisition of its assets and its deposits.
(3)	Includes review of our Registration Statement on Form S-1, as amended, and preparation of consent letters.

All of the above services were pre-approved by the Audit and Compliance Committee. The Audit and Compliance Committee considers the provision of all of the above services to be compatible with maintaining the independence of our independent registered public accounting firm, Witt Mares, PLC and Grant Thornton LLP, as applicable.

Pre-Approval Policy

The Audit and Compliance Committee is responsible for the appointment, compensation and oversight of the work performed by our independent registered public accounting firm. The Audit and Compliance Committee, or a designated member of the Audit and Compliance Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent registered public accounting firm in order to assure that the provisions of such services do not impair the independent registered public accounting firm’s independence. The Audit and Compliance Committee has delegated interim pre-approval authority to Patrick D. Hanley, Chairman of the Audit and Compliance Committee. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit and Compliance Committee at its next scheduled meeting. The Audit and Compliance Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit and Compliance Committee has appointed Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012, and has further directed that such appointment of be submitted for ratification by the shareholders at the annual meeting. We expect representatives of Grant Thornton LLP to be present at the meeting, and they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Shareholder ratification of our Audit and Compliance Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. If our shareholders fail to ratify the appointment, our Audit and Compliance Committee will take such failure into consideration in future years. If our shareholders ratify the appointment, our Audit and Compliance Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in our best interests.

The Board recommends that you vote “FOR” the ratification of the appointment of Grant Thornton LLP as Xenith Bankshares’ independent registered public accounting firm for the fiscal year ending December 31, 2012.

SHAREHOLDER PROPOSALS

The regulations of the SEC require any shareholder wishing to make a proposal to be acted upon at the 2013 annual meeting of shareholders to present the proposal to Xenith Bankshares at One James Center, 901 East Cary

Street, Suite 1700, Richmond, Virginia 23219, no later than December 4, 2012. Proposals should be directed to the attention of our Corporate Secretary. We will consider written proposals received by that date for inclusion in our proxy statement in accordance with regulations governing the solicitation of proxies.

Our bylaws provide that a Xenith Bankshares shareholder entitled to vote for the election of directors may nominate persons for election to the Board of Directors by delivering written notice to our Corporate Secretary. With respect to an election to be held at an annual meeting of shareholders, our bylaws will require that such notice generally must be delivered not later than the close of business on the 120th day prior to the anniversary of the immediately preceding year’s annual meeting.

•	The shareholder’s notice is required to include:

•	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

•

a representation that the shareholder is a holder of record of shares of Xenith Bankshares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•

a description of all arrangements, understandings or relationships between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

•

such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board of Directors and must include a consent signed by each such nominee to serve as a director of Xenith Bankshares if so elected;

•

a description (including the names of any counterparties) of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder and any other person on whose behalf the nomination is made, the effect or intent of which is to mitigate loss, manage risk or benefit resulting from share price changes of, or increase or decrease the voting power of the shareholder or any other person on whose behalf the nomination is made with respect to, shares of stock of Xenith Bankshares;

•

a description (including the names of any counterparties) of any agreement, arrangement or understanding with respect to such nomination between or among the shareholder or any other person on whose behalf the nomination is made and any of its affiliates or associates, and any others acting in concert with any of the foregoing; and

•

a representation that the shareholder will notify Xenith Bankshares in writing of any changes to the information provided pursuant to the items above that are in effect as of the record date for the relevant meeting.

In order for a shareholder to bring other business before an annual meeting of shareholders, timely notice will have to be delivered to our Corporate Secretary within the time limits described in the immediately preceding paragraph. The shareholder’s notice is required to contain as to each matter of business:

•

a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, with respect to such business, and the reasons for conducting such business at the meeting;

•	the name and address of record of the shareholder proposing such business;

•	the class and number of shares of our common stock that are beneficially owned by the shareholder;

•	any material interest of the shareholder in such business;

•

a description (including the names of any counterparties) of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder and any other person on whose behalf the nomination is made, the effect or intent of which is to mitigate loss, manage risk or benefit resulting from share price changes of, or increase or decrease the voting power of the shareholder or any other person on whose behalf the nomination is made with respect to, shares of stock of Xenith Bankshares;

•

a description (including the names of any counterparties) of any agreement, arrangement or understanding with respect to such nomination between or among the shareholder or any other person on whose behalf the nomination is made and any of its affiliates or associates, and any others acting in concert with any of the foregoing; and

•

a representation that the shareholder will notify us in writing of any changes to the information provided pursuant to the items above that are in effect as of the record date for the relevant meeting.

Because our 2012 annual meeting is to be held on May 3, 2012, written notice of a shareholder nomination for director for the 2013 annual meeting or other shareholder proposal to be acted on at the 2013 annual meeting will have to be delivered to our Corporate Secretary not later than the close of business on January 3, 2013. These requirements are separate from the requirements of the SEC that a shareholder must meet to have a proposal included in our proxy statement.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

Electronic Access of Proxy Materials and Annual Reports

This proxy statement and our Annual Report on Form 10-K are available on our Internet website at as provided in “Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Shareholders to be Held on May 3, 2012” on page 6 of this proxy statement. Shareholders can elect to access future shareholder communications, including proxy statements and annual reports, over the Internet instead of receiving paper copies in the mail. Providing these documents over the Internet will reduce our printing and postage costs and the number of paper documents shareholders would otherwise receive. If you are a shareholder of record and you are interested in receiving future shareholder communications electronically rather than receiving paper copies, please follow the instructions provided over the Internet or by telephone, if you are voting your shares over the Internet or by telephone, or check the appropriate box and provide your e-mail address on your proxy card, as applicable. When future shareholder communications become available, you will receive an e-mail providing you directions on how to access and download the documents referenced in the e-mail. Once given, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying us otherwise at Corporate Secretary, Xenith Bankshares, One James Center, 901 East Cary Street, Suite 1700, Richmond, Virginia 23219. Beneficial owners whose shares are held in street name should refer to the information provided by the institution that holds such beneficial owner’s shares and follow the instructions on how to elect to access future shareholder communications, including proxy statements and annual reports, over the Internet, if this option is provided by such institution. Paper copies of these documents may be requested by writing or by telephoning us as described under “Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Shareholders to be Held on May 3, 2012” above.

“Householding” of Proxy Materials and Annual Reports for Record Owners

The SEC rules permit us, with your permission, to deliver a single copy of the proxy statement and annual report to any household at which two or more shareholders of record of the same last name reside at the same address. Each shareholder will continue to receive a separate proxy card. This procedure, known as “householding,” reduces the volume of duplicate information you receive and helps to reduce our expenses. We intend to take advantage of householding to deliver a single copy of future proxy statements and annual reports to any household at which two or more shareholders of record of the same last name reside at the same address. Shareholders will continue to receive a single copy of the proxy statement and annual report until a shareholder revokes his or her consent by notifying our Corporate Secretary as described above. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Shareholders of record who elect to participate in householding may also request a separate copy of future proxy statements and annual reports by contacting us as described on page 6 of this proxy statement.

Separate Copies for Beneficial Owners

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this proxy statement or the Annual Report on Form 10-K by contacting us as described above. Beneficial owners with the same address who receive more than one proxy statement and Annual Report on Form 10-K may request delivery of a single proxy statement and Annual Report on Form 10-K by contacting us as described under “Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Shareholders to be Held on May  3, 2012” on page 6 of this proxy statement.

OTHER MATTERS

The Board of Directors is not aware of any matters to be presented for action at the annual meeting other than as set forth in this proxy statement. However, if any other matters properly come before the annual meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in their discretion.

By Order of the Board of Directors

Ronald E. Davis, Corporate Secretary

ANNEX A

XENITH BANKSHARES, INC.

2012 STOCK INCENTIVE PLAN

Amending, Restating and Continuing

the Xenith Bankshares, Inc. 2009 Stock Incentive Plan

Effective May 3, 2012

XENITH BANKSHARES, INC.

2012 STOCK INCENTIVE PLAN

1.	Definitions

In addition to other terms defined herein, the following terms shall have the meanings given below:

(a) Administrator means the Board, and, upon its delegation of all or part of its authority to administer the Plan to the Committee, the Committee.

(b) Applicable Law or Applicable Laws means any applicable laws, rules or regulations (or similar guidance), including but not limited to the Securities Act, the Exchange Act, and the Code.

(c) Award means any Option, Stock Award or Incentive Award granted pursuant to the Plan.

(d) Award Agreement means any Option Agreement, Stock Award Agreement or Incentive Award Agreement.

(e) Board or Board of Directors means the Board of Directors of the Corporation.

(f) Cause shall mean, unless the Administrator determines otherwise or terms are otherwise set forth in the Participant’s Award Agreement, a Participant’s termination of employment or service resulting from the Participant’s (i) termination for “cause” as defined under, and in accordance with the procedure stated in, the Participant’s employment, consulting or other agreement with the Corporation or a Subsidiary, if any, or (ii) if the Participant has not entered into any such employment, consulting or other agreement (or if any such agreement does not address the effect of a “cause” termination), then the Participant’s termination shall be for “Cause” if termination results due to the Participant’s (A) dishonesty; (B) refusal to perform his duties for the Corporation or a Subsidiary; (C) engaging in fraudulent conduct; or (D) engaging in any conduct that could be materially damaging to the Corporation or a Subsidiary without a reasonable good faith belief that such conduct was in the best interest of the Corporation or a Subsidiary. The determination of “Cause” under clause (i) shall be made by the individual, committee or the Board as provided in the Participant’s employment, consulting or other agreement and under clause (ii) shall be made by the Administrator and its determination shall be final and conclusive. Without in any way limiting the effect of the foregoing, for purposes of the Plan and an Award, a Participant’s employment or service shall be deemed to have terminated for Cause if, after the Participant’s employment or service has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Administrator, a termination for Cause.

(g) Change in Control:

(i) General: Except as may be otherwise provided in an individual Award Agreement, a Change in Control shall be deemed to have occurred on the earliest of the following dates:

(A) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, 50% or more of the outstanding Common Stock of the Corporation, other than any person who owns 50% or more of the outstanding common stock of the Corporation on the Effective Date;

(B) The date the Corporation completes (x) a merger or consolidation of the Corporation with or into another corporation or other business entity (each, a “corporation”), regardless of whether the Corporation is the continuing or surviving corporation or pursuant to which any shares of Common Stock of the Corporation would be converted into cash, securities or other property of another corporation, other than a merger or consolidation of the Corporation in which the holders of the Common Stock immediately prior to the merger or consolidation continue to own immediately after the merger or consolidation at least 50% of the Common Stock, or if the Corporation is not the surviving corporation, the common stock (or other voting securities) of the surviving corporation; or (y) a sale or other disposition of all or substantially all the assets of the Corporation; or

(C) The date that Continuing Directors cease for any reason to constitute a majority of the Board.

(For the purposes herein, the term “person” shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term “beneficial owner” shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)

If a Change in Control constitutes a payment event with respect to any Award that provides for the deferral of compensation and is subject to Code Section 409A, no payment will be made under that Award on account of a Change in Control unless the event described in (A), (B) or (C) above, as applicable, constitutes a “change in control event” under Treasury Regulation Section 1.409A-3)i)(5).

(h) Code means the Internal Revenue Code of 1986, as amended. Any reference herein to a specific Code section shall be deemed to include all related regulations or other guidance with respect to such Code section.

(i) Committee means the Governance and Compensation Committee of the Board which may be appointed to administer the Plan.

(j) Common Stock means the common stock of the Corporation, $1.00 par value.

(k) Continuing Director means any member of the Board, while a member of the Board and (i) who was a member of the Board on the Effective Date or (ii) whose nomination for, or election to, the Board was recommended or approved by at least two-thirds of the members of the Board who are Continuing Directors; provided, however, that no member of the Board whose initial assumption of office is in connection with an actual or threatened contest relating to the election of directors shall be deemed a Continuing Director.

(l) Corporation means Xenith Bankshares, Inc., a corporation organized under the laws of the Commonwealth of Virginia, together with any successor thereto.

(m) Director means a member of the Board or of the board of directors of a Subsidiary.

(n) Disability shall, except as may be otherwise determined by the Administrator, have the meaning given in any employment agreement, consulting agreement or other similar agreement, if any, to which a Participant is a party, or, if there is no such agreement (or if any such agreement does not address the effect of termination due to disability), “Disability” shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Administrator shall have discretion to determine if a termination due to Disability has occurred.

(o) Effective Date means May 8, 2009, which was the effective date of the Xenith Bankshares, Inc. 2009 Stock Incentive Plan.

(p) Employee means any person who is an employee of the Corporation or any Subsidiary (including entities which become Subsidiaries after the Effective Date of the Plan). For this purpose, an individual shall be considered to be an Employee only if there exists between the individual and the Corporation or a Subsidiary the legal and bona fide relationship of employer and employee (subject to any requirements imposed under Code Section 409A); provided, however, that, with respect to Incentive Options, “Employee” means any person who is considered an employee of the Corporation or any Subsidiary for purposes of Treas. Reg. Section 1.421-1(h) (or any successor provision related thereto).

(q) Exchange Act means the Securities Exchange Act of 1934, as amended.

(r) Fair Market Value on any date with respect to the Common Stock means:

(i) if the Common Stock is listed on a national securities exchange, the last reported sales price of a share of the Common Stock on such exchange or, if no sale occurs on that date, the average of the reported closing bid and asked prices on that date,

(ii) if the Common Stock is otherwise publicly traded, the last reported sales price of a share of the Common Stock under the quotation system under which the sales price is reported or, if no sale occurs on that date, the average of the reported closing bid and asked prices on that date under the quotation system under which the bid and asked prices are reported,

(iii) if no such last sales price or average of the reported closing bid and asked prices are available on that date, the last reported sales price of a share of the Common Stock, or if no sale takes place, the average of the reported closing bid and asked prices as so reported for the immediately preceding business day (a) on the national securities exchange on which the Common Stock is listed or (b) if the Common Stock is otherwise publicly traded, under the quotation system under which such data are reported, or

(iv) if none of the prices described above is available, the value of a share of the Common Stock as reasonably determined in good faith by the Administrator in a manner that it believes to be in accordance with the Code and all regulations promulgated thereunder.

(v) In determining the Fair Market Value of a share of Common Stock in connection with the issuance of Incentive Options (as defined below), the Fair Market Value shall be determined without regard to any restriction, other than a restriction that, by its terms, will never lapse.

(vi) Notwithstanding the foregoing, in determining the Fair Market Value of a share of Common Stock, the Fair Market Value shall be determined in accordance with Code Section 409A to the extent required.

(s) Incentive Award means an Award granted to a Participant under Section 9 which, subject to the terms and conditions prescribed by the Administrator, entitles the Participant to receive a payment from the Corporation or a Subsidiary.

(t) Incentive Award Agreement means an agreement (which may be in written or electronic form, in the Administrator’s discretion, and which includes any amendment or supplement thereto) between the Corporation and a Participant specifying the terms, conditions and restrictions of an Incentive Award granted to the Participant. An Incentive Award Agreement may also state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares or any other benefit payable under an Incentive Award, as may be established by the Administrator.

(u) Incentive Option means an Option that is designated by the Administrator as an Incentive Option pursuant to Section 7 and intended to meet the requirements of incentive stock options under Code Section 422.

(v) Nonqualified Option means an Option granted under Section 7 that is designated by the Administrator as not intended to qualify as an incentive stock option under Code Section 422 or an Option that does not meet the requirements of an Incentive Option.

(w) Option means a stock option granted under Section 7 that entitles the holder to purchase from the Corporation a stated number of shares of Common Stock at the price set forth in an Option Agreement.

(x) Option Agreement means an agreement (which may be in written or electronic form, in the Administrator’s discretion, and which includes any amendment or supplement thereto) between the Corporation and a Participant specifying the terms, conditions and restrictions of an Option granted to the Participant. An Option Agreement may also state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares or any other benefit underlying an Option, as may be established by the Administrator.

(y) Option Period means the term of an Option, as provided in Section 7(d).

(z) Option Price means the price at which an Option may be exercised, as provided in Section 7(b).

(aa) Parent means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb) Participant means an individual employed by, or providing services to, the Corporation or a Subsidiary who satisfies the requirements of Section 6 and is selected by the Administrator to receive an Award under the Plan.

(cc) Plan means this Xenith Bankshares, Inc. 2012 Stock Incentive Plan, which is an amendment, restatement and continuation of the Xenith Bankshares, Inc. 2009 Stock Incentive Plan under the new name. The term “Plan” includes this Plan as it may be amended and/or restated in the future.

(dd) Securities Act means the Securities Act of 1933, as amended.

(ee) Stock Award means Common Stock awarded to a Participant under Section 8.

(ff) Stock Award Agreement means an agreement (which may be in written or electronic form, in the Administrator’s discretion, and which includes any amendment or supplement thereto) between the Corporation and a Participant specifying the terms, conditions and restrictions of a Stock Award granted to the Participant. A Stock Award Agreement may also state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to the shares of Common Stock covered by the Stock Award, as may be established by the Administrator.

(gg) Subsidiary means a “subsidiary corporation” of the Corporation, whether now or hereafter existing, as defined in Code Section 424(f).

(hh) Termination Date means the date of termination of a Participant’s employment or service for any reason, as determined by the Administrator in its discretion.

2.	Purpose

The purpose of the Plan is to encourage and enable selected Employees and Directors of the Corporation and its Subsidiaries to acquire or to increase their holdings of Common Stock of the Corporation in order to promote a closer identification of their interests with those of the Corporation and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Corporation. This purpose will be carried out through the granting of Awards to selected Employees and Directors.

3.	Administration of the Plan

(a) The Plan shall be administered by the Board of Directors of the Corporation or, upon its delegation, by the Committee. With respect to Awards that are intended to qualify as “performance-based” compensation under Code Section 162(m), the Plan shall be administered by a committee comprised of two or more “outside directors” (as such term is defined in Code Section 162(m)) or as may otherwise be permitted under Code Section 162(m). Notwithstanding the foregoing, the Board shall have sole authority to grant Options to Directors who are not employees of the Corporation or its Subsidiaries.

(b) Subject to the provisions of the Plan, the Administrator shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to Awards, including selection of individuals to be granted Awards, the types of Awards, the number of shares of the Common Stock subject to an Award, and all terms, conditions, restrictions and limitations of an Award (and the terms of Awards may include conditions, restrictions and limitations in addition to those contained in the Plan, including conditions based on the Interagency Guidance on Sound Incentive Compensation Policies); (ii) to prescribe the form or forms of Award Agreements evidencing any Awards granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan, Awards and Award Agreements made under the Plan, to interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. The Administrator shall have the authority, in its sole discretion, to accelerate the date that any Option which was not otherwise exercisable, vested or earned shall become exercisable, vested or earned in whole or in part without any obligation to accelerate such date with respect to any other Option granted to any recipient. The Administrator shall have the authority, in its sole discretion, to accelerate the date that any Stock Award shall become nonforfeitable, transferable or both in whole or in part or the date on which an Incentive Award is earned or settled or both, in whole or in part, without any obligation to accelerate such date with respect to any other Stock Award or Incentive Award granted to any recipient. Further, except as may affect an Option’s exemption under Code Section 409A, the Administrator also may in its sole discretion modify or extend the terms and conditions for exercise, vesting or earning of an

Option. The Administrator may determine that a Participant’s rights, payments and/or benefits with respect to an Award (including but not limited to any shares issued or issuable with respect to an Option) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, violation of policies of the Corporation or a Subsidiary, breach of non-solicitation, noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is determined by the Administrator to be detrimental to the business or reputation of the Corporation or any Subsidiary. In addition, the Administrator shall have the authority and discretion to establish terms and conditions of Awards (including but not limited to the establishment of subplans) as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States. In addition to action by meeting in accordance with Applicable Laws, any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Board or the Committee, as appropriate, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. No member of the Board or the Committee, as applicable, shall be liable while acting as Administrator for any action or determination made in good faith with respect to the Plan, an Award or an Award Agreement. The members of the Board or the Committee, as applicable, shall be entitled to indemnification and reimbursement in the manner provided in the Corporation’s articles of incorporation and bylaws and/or under Applicable Laws.

(c) Notwithstanding the other provisions of Section 3, the Administrator may delegate to one or more officers of the Corporation the authority to grant Awards, and to make any or all of the determinations reserved for the Administrator in the Plan and summarized in Section 3(b) with respect to such Awards (subject to any restrictions imposed by Applicable Laws and such terms and conditions as may be established by the Administrator) except for Awards granted to a Participant who is subject to Section 16 of the Exchange Act at the time of said grant or other determination. To the extent that the Administrator has delegated authority to grant Awards pursuant to this Section 3(c) to one or more officers of the Corporation, references to the Administrator shall include references to such officer or officers, subject, however, to the requirements of the Plan, Rule 16b-3, Code Section 162(m) and other Applicable Laws.

4.	Effective Date

Options may be granted on or after the Effective Date and until the effective date of the Plan, as amended and restated herein, in accordance with the terms of the Xenith Bankshares, Inc. 2009 Stock Incentive Plan as in effect on the date of grant. The Plan, as amended and restated herein, shall be effective on the date that it is approved by shareholders of the Corporation. Awards may be granted under the Plan, as amended and restated herein, on and after the date of such approval by shareholders, but not after March 13, 2022. Awards that are outstanding at the end of the Plan term (or such earlier termination date as may be established by the Board pursuant to Section 11(a)), shall continue in accordance with their terms, unless otherwise provided in the Plan or an Award Agreement.

5.	Shares of Common Stock Subject to the Plan; Award Limitations

(a) Shares of Common Stock Subject to the Plan: Subject to adjustments as provided in Section 5(e), the aggregate number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan, including the Xenith Bankshares, Inc. 2009 Stock Incentive Plan, as in effect from time to time, shall not exceed 1,043,391 shares. Shares delivered under the Plan shall be authorized but unissued shares, including shares that become authorized but unissued shares following their purchase on the open market or by private purchase. The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder.

(b) Option Limitations: Notwithstanding any provision in the Plan to the contrary, but subject to adjustment as provided in Section 5(e), in any calendar year, no Participant may be granted Options for more than 300,000 shares of Common Stock.

(c) Stock Award Limitations. Notwithstanding any provision of the Plan to the contrary, but subject to adjustment as provided in Section 5(e), the maximum aggregate number of shares of Common Stock that may be issued as Stock Awards shall be 313,017 shares and the maximum number of shares of Common Stock that may be issued as Stock Awards to any individual in any calendar year shall be 100,000 shares.

(d) Reallocation of Shares: Any shares subject to an Award under the Plan which is forfeited, cancelled, terminated, expires or lapses for any reason will not be applied to reduce the share authorization of Section 5(a) above. Any shares surrendered by a Participant or withheld by the Corporation to pay the Option Price or purchase price for an Option or used to satisfy any tax withholding requirement in connection with the exercise, vesting or earning of an Award will be applied to reduce the share authorization of Section 5(a) above.

(e) Adjustments: If there is any change in the outstanding shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation or a Subsidiary, or if the Board declares a stock dividend, stock split distributable in shares of Common Stock, reverse stock split, extraordinary cash dividend, combination or reclassification of the Common Stock, or if there is a similar change in the capital stock structure of the Corporation or a Subsidiary affecting the Common Stock, the number of shares of Common Stock reserved for issuance under the Plan, the number and type of securities subject to Awards, the terms of outstanding Awards and the limitations set forth in Sections 5(b) and 5(c) shall be correspondingly adjusted as the Board deems equitable to prevent dilution or enlargement of Options or as may be otherwise advisable.

6.	Eligibility

An Award may be granted only to an individual who satisfies all of the following eligibility requirements on the date the Award is granted:

(a) The individual is either (i) an Employee or (ii) a Director.

(b) With respect to the grant of Incentive Options, the individual is otherwise eligible to participate under this Section 6 and is an Employee of the Corporation or a Subsidiary.

(c) With respect to the grant of substitute awards or assumption of awards in connection with a merger, consolidation, acquisition, reorganization or similar business combination involving the Corporation or an Affiliate, the recipient is otherwise eligible to receive the Award and the terms of the award are consistent with the Plan and Applicable Laws (including, to the extent necessary, the federal securities laws registration provisions and Code Section 424(a)).

(d) The individual, being otherwise eligible under this Section 6, is selected by the Administrator as an individual to whom an Award shall be granted (as defined above, a “Participant”).

7.	Options

(a) Grant of Options: Subject to the provisions of the Plan, the Administrator may in its sole and absolute discretion grant Options to such eligible individuals in such numbers, subject to such terms and conditions, and at such times as the Administrator shall determine. Both Incentive Options and Nonqualified Options may be granted under the Plan, as determined by the Administrator; provided, however, that Incentive Options may only be granted to Employees of the Corporation or a Subsidiary. To the extent that an Option is designated as an Incentive Option but does not qualify as such under Code Section 422, the Option (or portion thereof) shall be treated as a Nonqualified Option.

(b) Option Price: The Option Price shall be established by the Administrator and stated in the Option Agreement evidencing the grant of the Option; provided, that the Option Price of an Option shall not be less than 100% of the Fair Market Value per share of the Common Stock on the date the Option is granted (or 110% of the Fair Market Value with respect to Incentive Options granted to an Employee who owns stock possessing more than 10% of the total voting power of all classes of stock of the Corporation or a Parent or Subsidiary, including shares that the individual is deemed to own under Code Section 424(d)). Notwithstanding the foregoing, the Administrator may in its discretion authorize the grant of substitute or assumed options of an acquired entity with an Option Price not equal to at least 100% of the Fair Market Value of the stock on the date of grant, if the option price of any such assumed or substituted option was at least equal to 100% of the fair market value of the underlying stock on the original date of grant and if the terms of such assumed or substituted options otherwise comply with Code Section 409A.

(c) Date of Grant: An Option shall be considered to be granted on the date that the Administrator acts to grant the Option, or such other date as may be established by the Administrator in accordance with Applicable Laws.

(d) Option Period:

(i) The Option Period shall be determined by the Administrator at the time the Option is granted and shall be stated in the Option Agreement. The Option Period shall not extend more than 10 years from the date on which the Option is granted (or five years with respect to Incentive Options granted to an Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Parent or Subsidiary, including shares that the individual is deemed to own under Code Section 424(d)). Any Option or portion thereof not exercised before expiration of the Option Period shall terminate. The period or periods during which, and conditions pursuant to which, an Option may become exercisable shall be determined by the Administrator in its discretion, subject to the terms of the Plan.

(ii) An Option may be exercised by giving written notice to the Corporation in form acceptable to the Administrator at such place and subject to such conditions as may be established by the Administrator or its designee. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor and shall be accompanied by payment of such purchase price. The total number of shares that may be acquired upon exercise of an Option shall be rounded down to the nearest whole share. Unless an Option Agreement provides otherwise, such payment shall be in the form of cash or cash equivalent; provided that, where permitted by the Administrator and Applicable Laws (and subject to such terms and conditions as may be established by the Administrator), payment may also be made:

(A) By delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant for such time period (not to be less than six (6) months prior to the date of exercise), as may be determined by the Administrator and otherwise acceptable to the Administrator;

(B) By shares of Common Stock withheld upon exercise;

(C) With respect only to purchases upon exercise of an Option after a public market for the Common Stock exists, by delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option Price;

(D) By such other payment methods as may be approved by the Administrator and which are acceptable under Applicable Laws; or

(E) By any combination of the foregoing methods.

Shares tendered or withheld in payment on the exercise of an Option shall be valued at their Fair Market Value on the date of exercise. For the purposes of the Plan, a “public market” for the Common Stock shall be deemed to exist (i) upon consummation of a public offering of the Common Stock pursuant to an effective registration statement under the Securities Act, or (ii) if the Administrator otherwise determines that there is an established public market for the Common Stock.

(iii) Unless the Administrator determines otherwise, no Option granted to a Participant who was an Employee at the time of grant shall be exercised unless the Participant is, at the time of exercise, an Employee as described in Section 6(a), and has been an Employee continuously since the date the Option was granted, subject to the following:

(A) The employment relationship of a Participant shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed 90 days, or, if longer, as long as the Participant’s right to reemployment is guaranteed either by statute or by contract. The employment relationship of a Participant shall also be treated as continuing intact while the Participant is not in active service because of Disability. The Administrator shall have sole authority to determine whether a Participant is disabled and, if applicable, the Participant’s Termination Date.

(B) Unless the Administrator determines otherwise (subject to any requirements imposed under Code Section 409A), if the employment of a Participant is terminated because of Disability or death, the Option may be exercised only to the extent vested and exercisable on the Participant’s Termination Date, and the Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the one-year period following the Termination Date (or such other period stated in the Option Agreement); or (Y) the close of the Option Period. In the event of the Participant’s death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

(C) Unless the Administrator determines otherwise or the Option Agreement states otherwise (each subject to any requirements imposed under Code Section 409A), if the employment of the Participant is terminated for any reason other than Disability, death or for Cause, his Option may be exercised to the extent vested and exercisable on his Termination Date, and the Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of three months next succeeding the Termination Date (or such other period stated in the Option Agreement); or (Y) the close of the Option Period. If the Participant dies following such termination of employment and prior to the earlier of the dates specified in (X) or (Y) of this subparagraph (C), the Participant shall be treated as having died while employed under subparagraph (B) (treating for this purpose the Participant’s date of termination of employment as the Termination Date). In the event of the Participant’s death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

(D) Unless the Administrator determines otherwise, if the employment of the Participant is terminated for Cause, his Option shall lapse and no longer be exercisable as of his Termination Date, as determined by the Administrator.

(E) Notwithstanding the foregoing, the Administrator may (subject to any Code Section 409A requirements) accelerate the date for exercising all or any part of an Option which was not otherwise exercisable on the Termination Date, extend the period during which an Option may be exercised, modify the terms and conditions to exercise, or any combination of the foregoing.

(iv) Unless the Administrator determines otherwise (subject to any requirements imposed under Code Section 409A), an Option granted to a Participant who was a Director but who was not an Employee at the time of grant may be exercised only to the extent vested and exercisable on the Participant’s Termination Date (unless the termination was for Cause), and must be exercised, if at all, prior to the first to occur of the following, as applicable: (X) the close of the period of three months next succeeding the Termination Date (or such other period stated in the Option Agreement); or (Y) the close of the Option Period. If the services of a Participant are terminated for Cause, his Option shall lapse and no longer be exercisable as of his Termination Date, as determined by the Administrator. Notwithstanding the foregoing, the Administrator may (subject to any required bank regulatory approvals or Code Section 409A requirements) accelerate the date for exercising all or any part of an Option which was not otherwise exercisable on the Termination Date, extend the period during which an Option may be exercised, modify the other terms and conditions to exercise, or any combination of the foregoing.

(e) Notice of Disposition: If shares of Common Stock acquired upon exercise of an Incentive Option are disposed of within two years following the date of grant or one year following the transfer of such shares to a Participant upon exercise, the Participant shall, promptly following such disposition, notify the Corporation in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Administrator may reasonably require.

(f) Limitation on Incentive Options: In no event shall there first become exercisable by an Employee in any one calendar year Incentive Options granted by the Corporation or any Parent or Subsidiary with respect to shares having an aggregate Fair Market Value (determined at the time an Incentive Option is granted) greater than $100,000. To the extent that any Incentive Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered a Nonqualified Option.

(g) Nontransferability: Incentive Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession or, in the Administrator’s discretion, as may otherwise be permitted in accordance with Treas. Reg. Section 1.421-1(b)(2) or any successor provision thereto. Nonqualified Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except as may be permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. An Option shall be exercisable during the Participant’s lifetime only by him, by his guardian or legal representative or by a transferee in a transfer permitted by this Section 7(g).

8.	Stock Awards

(a) Grant of Stock Awards. Subject to the provisions of the Plan, the Administrator may in its sole and absolute discretion grant Stock Awards to such eligible individuals in such numbers, subject to such terms and conditions, and at such times as the Administrator shall determine.

(b) Vesting.

(i) The Administrator, on the date of the grant of a Stock Award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Stock Award Agreement. By way of example and not of limitation, the Administrator may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted subject to continued employment or service for a stated period or the attainment of objectives stated with reference to the Corporation’s, an Affiliate’s or a business unit’s attainment of objectives stated with respect to performance criteria established by the Administrator, including objectives stated with reference to the performance criteria set forth in Section 8(c).

(ii) If the Stock Award Agreement provides that the Stock Award will become nonforfeitable, transferable or both subject to a Participant’s continued employment or service, the employment relationship of the Participant shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed 90 days, or if longer, as long as the Participant’s right to reemployment is guaranteed either by statute or by contract. The employment relationship of a Participant shall also be treated as continuing intact while the Participant is not in active service because of Disability. The Administrator shall have sole authority to determine whether a Participant is disabled and, if applicable, the Participant’s Termination Date.

(iii) Unless the Administrator determines otherwise, if the employment or service of the Participant is terminated for Cause, his Stock Award shall be forfeited as of his Termination Date, as determined by the Administrator.

(iv) Notwithstanding the foregoing, the Administrator may (subject to any Code Section 409A requirements) accelerate the date on which all or any part of a Stock Award shall become nonforfeitable, transferable or both.

(c) Performance Measures. The Administrator may prescribe that Stock Awards will become nonforfeitable or transferable or both based on performance objectives stated with respect to the Corporation, an Affiliate or a business unit. The Administrator may, in its discretion, designate whether any Stock Award is intended to be “performance-based compensation” as that term is used in Code Section 162(m). Performance objectives for any Stock Award, including Stock Awards designated as “performance-based compensation,” may be based on one or more financial measures stated with reference to economic profit added, contribution added (loans, deposit and portfolio performance or results), return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, asset quality (including classified assets and nonperforming assets) or Fair Market Value. Each goal may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index. When establishing performance goals, the Administrator may exclude any or all special, unusual or extraordinary items as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Corporation, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. The Administrator may also adjust the performance goals as it deems equitable in recognition of unusual or non-recurring events affecting the Corporation, changes in applicable tax laws or accounting principles, or such other factors as the Administrator may determine, including, without limitation, any adjustments that would result in the Company paying non-deductible compensation to a Participant. If the Administrator prescribes that a Stock Award shall become nonforfeitable or transferable or both only upon the attainment of performance objectives, the Stock Award shall become nonforfeitable or transferable or both only to the extent that the Administrator certifies that such objectives have been achieved.

(d) Nontransferability. Stock Awards shall not be transferable (including by sale, assignment, pledge or hypothecation) during the period that the Stock Award is forfeitable or nontransferable in accordance with the terms of the Stock Award Agreement.

9.	Incentive Awards

(a) Grant of Incentive Awards. Subject to the provisions of the Plan, the Administrator may in its sole and absolute discretion grant Incentive Awards to such eligible Employees subject to such terms and conditions, and at such times, as the Administrator shall determine. Notwithstanding the foregoing, no Participant may receive an Incentive Award payment in any calendar year that exceeds the lesser of (i) 200% of the Employee’s base salary (prior to any salary reduction or deferral elections) as of the date of grant of the Incentive Award or (ii) $600,000.

(b) Terms and Conditions. The Administrator, at the time an Incentive Award is made, shall specify the terms and conditions that govern the Incentive Award. Such terms and conditions may prescribe that the Incentive Award shall be earned only to the extent that the Participant, the Corporation or a Subsidiary, during a performance period of at least one year, achieves objectives stated with reference to one or more performance measures or criteria prescribed by the Administrator, including the attainment of objectives stated with respect to one or more of the performance measures described in Section 8(c). Such terms and conditions also may include other limitations on the payment of Incentive Awards including, by way of example and not of limitation, requirements that the Participant complete a specified period of employment with the Corporation or a Subsidiary or that the Corporation, a Subsidiary or the Participant attain stated objectives or goals (in addition to those prescribed in accordance with the preceding sentence) as a prerequisite to payment under an Incentive Award.

(c) Nontransferability. Incentive Awards shall not be transferable (including by sale, assignment, pledge or hypothecation) except by will or the laws of intestate succession.

(d) Employee Status. If the terms of an Incentive Award provide that payment will be made thereunder only if the Participant completes a stated period of employment or continued service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

(e) Settlement. The amount payable under all Incentive Awards shall be finally determined by the Administrator. An Incentive Award that is earned shall be settled with a single lump sum payment which may be in cash, Common Stock or a combination of cash and Common Stock, as determined by the Administrator.

10.	No Right or Obligation of Continued Employment or Service

Neither the Plan, the grant of an Award nor any other action related to the Plan shall confer upon the Participant any right to continue in the service of the Corporation, a Parent or a Subsidiary as an Employee or Director or to interfere in any way with the right of the Corporation, a Parent or a Subsidiary to terminate the Participant’s employment or service at any time. Except as otherwise provided in the Plan, an Award Agreement or as may be determined by the Administrator, all rights of a Participant with respect to an Award shall terminate upon the termination of the Participant’s employment or service.

11.	Amendment and Termination of the Plan and Awards

(a) Amendment and Termination of Plan: The Plan may be amended, altered and/or terminated at any time by the Board; provided, that (i) approval of an amendment to the Plan by the shareholders of the Corporation shall be required to the extent, if any, that shareholder approval of such amendment is required by Applicable Laws; and (ii) except for adjustments made pursuant to Section 5(e), without the approval of shareholders the Option Price for any outstanding Option may not be decreased after the date of grant, nor may any outstanding Option be surrendered to the Corporation as consideration for the grant of a new Option with a lower Option Price than the original Option and no payment shall be made in cancellation of an Option if, on the date of cancellation, the Option Price per share exceeds Fair Market Value.

(b) Amendment and Termination of Awards: The Administrator may amend, alter or terminate any Award granted under the Plan, prospectively or retroactively, but such amendment, alteration or termination of an Award shall not, without the consent of the recipient of an outstanding Award, materially adversely affect the rights of the recipient with respect to the Award.

(c) Unilateral Authority of Administrator to Modify Plan and Awards: Notwithstanding any other provision of the Plan, the following provisions shall apply:

(i) The Administrator shall have unilateral authority to amend the Plan and any Award (without Participant consent and without shareholder approval, unless such shareholder approval is required by Applicable Laws) to the extent necessary to comply with, or qualify for exemption from, the requirements of Applicable Laws or changes to Applicable Laws (including but not limited to Code Section 409A, Code Section 422 and federal securities laws).

(ii) The Administrator shall have unilateral authority to make adjustments to the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Corporation, a Parent or a Subsidiary, or the financial statements of the Corporation, a Parent or a Subsidiary, or of changes in accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles.

12.	Restrictions on Issuance of Shares

(a) General: As a condition to the issuance and delivery of Common Stock hereunder, or the grant of any benefit pursuant to the Plan, the Corporation may require a Participant or other person to become a party to an Award Agreement, any shareholders agreement, other agreement(s) restricting the transfer, purchase or repurchase of shares of Common Stock of the Corporation, voting agreement and/or any employment agreements, consulting agreements, non-competition agreements, confidentiality agreements, non-solicitation agreements or other agreements imposing such restrictions as may be required by the Corporation. In addition, without in any way limiting the effect of the foregoing, each Participant or other holder of shares issued under the Plan shall be permitted to transfer such shares only if such transfer is in accordance with the terms of the Plan, the Award Agreement, any shareholders agreement and any other applicable agreements. The acquisition of shares of Common Stock under the Plan by a Participant or any other holder of shares shall be subject to, and conditioned upon, the agreement of the Participant or other holder of such shares to the restrictions described in the Plan, the Award Agreement, any shareholders agreement and any other applicable agreements.

(b) Compliance with Applicable Laws: The Corporation may impose such restrictions on Awards, shares and any other benefits underlying Awards hereunder as it may deem advisable, including without limitation, restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such securities. Notwithstanding any other Plan provision to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with all Applicable Laws (including but not limited to the requirements of the Securities Act). The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to an Award hereunder in such form as may be prescribed from time to time by Applicable Laws or as may be advised by legal counsel.

13.	Change in Control

(a) The Administrator shall have sole discretion to determine the effect, if any, on an Award, including but not limited to the vesting, earning and/or exercisability of an Award, in the event of a Change in Control. Without limiting the effect of the foregoing, in the event of a Change in Control, the Administrator’s discretion shall include, but shall not be limited to, the discretion to determine that an Award shall vest, be earned or become exercisable in whole or in part, shall be assumed or substituted for another award, shall be cancelled in exchange for a cash payment or other consideration, and/or that other actions (or no action) shall be taken with respect to the Award. The Administrator also has discretion to determine that acceleration or any other effect of a Change in Control on an Award shall be subject to both the occurrence of a Change in Control event and termination of employment or service of the Participant. Any such determination of the Administrator may be, but shall not be required to be, stated in an individual Award Agreement.

(b) The benefits that a Participant may be entitled to receive under this Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under this Plan, as referred to as “Payments”), may constitute Parachute Payments that are subject to Code Sections 280G and 4999. As provided in this Section 13, the Parachute Payments will be reduced if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.

(i) The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant. The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.

(ii) The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Code Section 4999 (the “Capped Payments”). Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.

(iii) The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount. If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by reducing the Parachute Payments in the following order of priority: (i) first from the amount of any cash benefits under this Plan or any other plan, agreement or arrangement, (ii) next from equity compensation, then (iii) pro rata among all remaining payments; provided, however, that payments that are not subject to Code Section 409A shall be reduced before any payments that are subject to Code Section 409A are reduced. The Accounting Firm will notify the Participant and the Corporation if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Corporation a copy of its detailed calculations supporting that determination.

(iv) As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time that the Accounting Firm makes its determinations under this Section 13, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 13 (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Section 13 (“Underpayments”). If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Corporation or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay to the Corporation, without interest; provided, however, that no loan will be deemed to have been made and no amount will be payable by the Participant to the Corporation unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Participant is subject to tax under Code Section 4999 or generate a refund of tax imposed under Code Section 4999. If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Corporation of that determination and the amount of that Underpayment will be paid to the Participant promptly by the Corporation.

For purposes of this Section 13, the term “Accounting Firm” means the independent accounting firm engaged by the Corporation immediately before the Control Change Date. For purposes of this Section 13, the term “Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Code Sections 1, 3101(b) and 4999 and any State or local income taxes applicable to the Participant on the date of payment. The determination of the Net After Tax Amount shall be made using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment. For purposes of this Section 13, the term “Parachute Payment” means a payment that is described in Code Section 280G(b)(2), determined in accordance with Code Section 280G and the regulations promulgated or proposed thereunder.

(c) The limitations and provisions of Section 13(b) shall not apply to any Participant who has an employment, consulting or other agreement with the Corporation that addresses the impact of Code Sections 280G and 4999 on any Parachute Payments that the Participant may be entitled to receive.

14.	General Provisions

(a) Shareholder Rights:

(i) Except as otherwise determined by the Administrator, a Participant and his legal representatives, legatees or distributees shall not be deemed to be the holder of any shares subject to an Option or Incentive Award and shall not have any rights of a shareholder unless and until the Option has been exercised and the Option Price has been paid or the Incentive Award has been earned and settled by the issuance of shares of Common Stock. A certificate or certificates for shares of Common Stock acquired upon exercise of an Option or the settlement of an Incentive Award shall be promptly issued in the name of the Participant (or the holder of the Option or Incentive Award as provided in Section 7(g) or Section 9) and distributed to the Participant (or such holder) as soon as practicable following receipt of notice of exercise and payment of the Option Price (except as may otherwise be determined by the Corporation in the event of payment of the Option Price pursuant to Section 7(d)(ii)(C)) or upon settlement of the Incentive Award. In no event will the delivery of cash or shares of Common Stock (as the case may be) pursuant to the exercise of Options be delayed in a manner that would cause the Option to be construed to involve the deferral of compensation under Code Section 409A.

(ii) Except as otherwise determined by the Administrator, while shares of Common Stock granted pursuant to a Stock Award may be forfeited or are nontransferable, a Participant will have all the rights of a shareholder with respect to the Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (x) a Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of shares granted pursuant to a Stock Award, (y) the Company shall retain custody of the certificates evidencing the shares granted pursuant to a Stock award and (z) the Participant will deliver to the Corporation a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares granted under the Stock Award are transferable and no longer forfeitable.

(iii) Notwithstanding the foregoing, dividends payable on Common Stock subject to a Stock Award that does not become nonforfeitable and transferable solely on account of continued employment or service shall be distributed only when, and to the extent that, the underlying Stock Award is nonforfeitable and transferable and the Administrator may provide that such dividends shall be deemed to have been reinvested in additional shares of Common Stock.

(b) Withholding: The Corporation shall withhold all required local, state, federal, foreign and other taxes and any other amount required to be withheld by any governmental authority or law from any amount payable in cash with respect to an Award. Prior to the delivery or transfer of any certificate for shares or any other benefit conferred under the Plan, the Corporation shall require any Participant or permitted transferee under the Plan to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such recipient. Notwithstanding the foregoing, the Administrator may establish procedures to permit a recipient to satisfy such obligation in whole or in part, and any local, state, federal, foreign or other income tax obligations relating to an Award, by electing (the “election”) to have the Corporation withhold shares of Common Stock from the shares to which the recipient is entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

(c) Section 16(b) Compliance: If and to the extent that any Participants in the Plan are subject to Section 16(b) of the Exchange Act, it is the general intention of the Corporation that transactions under the Plan shall comply with Rule 16b-3 under the Exchange Act and that the Plan shall be construed in favor of such Plan transactions meeting the requirements of Rule 16b-3 or any successor rules thereto. Notwithstanding anything in the Plan to the contrary, the Administrator, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

(d) Unfunded Plan; No Effect on Other Plans:

(i) The Plan shall be unfunded, and the Corporation shall not be required to create a trust or segregate any assets that may at any time be represented by Awards under the Plan. The Plan shall not establish any fiduciary relationship between the Corporation and any Participant or other person. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Corporation or any Affiliate, including, without limitation, any specific funds, assets or other property which the Corporation or a Parent or Subsidiary, in their discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock or other amounts, if any, payable under the Plan, unsecured by any assets of the Corporation or a Parent or Subsidiary. Nothing contained in the Plan shall constitute a guarantee that the assets of such entities shall be sufficient to pay any benefits to any person.

(ii) The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan or as may be determined by the Administrator.

(iii) The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Corporation or any Affiliate, nor shall the Plan preclude the Corporation from establishing any other forms of stock incentive or other compensation for employees or service providers of the Corporation or any Affiliate.

(e) Applicable Law: The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States.

(f) Gender and Number: Except where otherwise indicated by the context, words in any gender shall include any other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(g) Severability: If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(h) Rules of Construction: Headings are given to the sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

(i) Successors and Assigns: The Plan shall be binding upon the Corporation, its successors and assigns, and Participants, their executors, administrators and permitted transferees and beneficiaries.

(j) Right of Offset: Notwithstanding any other provision of the Plan or an Award Agreement, the Corporation may reduce the amount of any payment or benefit otherwise payable to or on behalf of a Participant by the amount of any obligation of the Participant to or on behalf of the Corporation that is or becomes due and payable.

(k) Effect of Changes in Status: The Administrator has sole discretion to determine, subject to Code Section 409A, at the time of grant of an Award or at any time thereafter, the effect, if any, on Awards granted to a Participant (including, but not limited to, the vesting, exercisability and/or earning of Awards) if the Participant’s status as an Employee or Director changes, including but not limited to a change from full-time to part-time, or vice versa, or if other similar changes in the nature or scope of the Participant’s employment or service occur.

(l) Shareholder Approval: The Plan, as amended and restated herein, is subject to approval by the shareholders of the Corporation, which approval must occur, if at all, within 12 months of the date that the Plan, as amended and restated herein, is adopted by the Board.

(m) Fractional Shares: Except as otherwise provided in an Award Agreement or determined by the Administrator, (i) the total number of shares issuable pursuant to the exercise of an Option shall disregard any fractional share covered by the Option, and (ii) no fractional shares shall be issued in connection with any Award. The Administrator may, in its discretion, determine that a fractional share shall be settled in cash.

REVOCABLE PROXY

XENITH BANKSHARES, INC.

ANNUAL MEETING OF SHAREHOLDERS

May 3, 2012, 10:00 a.m., Eastern Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints T. Gaylon Layfield, III, Malcolm S. McDonald and Scott A. Reed, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as provided on the other side hereof and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Xenith Bankshares, Inc. to be held at The Commonwealth Club, 401 West Franklin Street, Richmond, Virginia Thursday, May 3, 2012, at 10:00 a.m., Eastern Time, or at any adjournments or postponements thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this Proxy will be voted FOR the election of all directors, FOR Proposal No. 2 and FOR Proposal No. 3.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE OR

COMPLETE, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE.

(Continued, and to be marked, signed and dated, on the other side)

À                     FOLD AND DETACH HERE                    À

XENITH BANKSHARES, INC. – ANNUAL MEETING, MAY 3, 2012

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Via the Internet at http://www.rtcoproxy.com/xbks and follow the instructions.

or

2.	Call toll free 1-(866) 627-2475 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

We encourage you to take advantage of Internet or telephone voting.

PLEASE SEE REVERSE SIDE FOR VOTING

INSTRUCTIONS

6758

z		REVOCABLE PROXY XENITH BANKSHARES, INC.	Annual Meeting of Shareholders MAY 3, 2012	{
☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

	For All	With- hold	For All Except
1. Election of Directors	☐	☐	☐
Nominees:

(01) Larry L. Felton	(05) Brian D. Jones	(09) Robert J. Merrick

(02) Palmer P. Garson	(06) T. Gaylon Layfield, III	(10) Scott A. Reed

(03) Patrick D. Hanley	(07) Michael A. Mancusi	(11) Mark B. Sisisky

(04) Peter C. Jackson	(08) Malcolm S. McDonald	(12) James E. Turner, Jr.

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

Please sign name exactly as it appears on the stock certificate. Only one of several joint owners or co-owners need sign. Fiduciaries should give their full title. The signer hereby revokes all proxies heretofore given by the signer to vote at the Annual Meeting and at any adjournments or postponements thereof.

	For	Against	Abstain
2. The proposal to approve the Xenith Bankshares, Inc. 2012 Stock Incentive Plan.	☐	☐	☐
	For	Against	Abstain
3. The proposal to ratify the appointment of Grant Thornton LLP as the independent public accounting firm for the Company for the fiscal year ending December 31, 2012.	☐	☐	☐

ELECTRONIC ACCESS TO FUTURE DOCUMENTS AVAILABLE

      The Company provides its shareholder communications, including its annual reports, notices to shareholders of annual meetings and proxy statements, over the Internet. If you give your consent to access shareholder communications, including these documents, over the Internet, you will be advised when these documents become available on the Internet. Providing these documents over the Internet will reduce the Company’s printing and postage costs. Once you give your consent, it will remain in effect until you notify the Company that you wish to resume mail delivery of the annual reports and proxy statements. Even though you give your consent, you still have the right at any time to request copies of these documents

Until contrary notice is given to the Company, I consent to access all future shareholder communications, including proxy statements and annual reports, issued by the Company over the Internet.			☐

E-mail Address

Mark here for address change and note change	☐

x	IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY INTERNET OR TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW.	y

¿	FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL	¿
PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Internet; or

2. By Telephone (using a Touch-Tone Phone); or

3. By Mail

An Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy card. Please note Internet and telephone votes must be cast prior to 3 a.m., ET, May 3, 2012. If you vote by Internet or telephone, please DO NOT mail back this proxy card.

Vote by Internet anytime prior to 3 a.m., ET, May 3, 2012 go to http://www.rtcoproxy.com/xbks	Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., ET, May 3, 2012: 1-(866) 627-2475

Please note that the last vote received, whether by Internet, telephone or by mail, will be the vote counted.

Your vote is important!